Exhibit (a)(1)(ii)

AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

RES-CARE, INC.

AT

$13.25 NET PER SHARE

BY

ONEX RESCARE ACQUISITION LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME,
ON NOVEMBER 5, 2010, UNLESS THE OFFER IS EXTENDED.

This Amended and Restated Offer to Purchase (this “Offer to Purchase”) amends and restates in its entirety the Offer to Purchase dated October 7, 2010 (the “Initial Offer to Purchase”).

The offer is being made pursuant to the Agreement and Plan of Share Exchange, dated as of September 6, 2010 (as such agreement may be amended or supplemented from time to time, the “Share Exchange Agreement”), between Res-Care, Inc., a Kentucky corporation (“Target” or the “Company”) and Onex Rescare Acquisition LLC, a Delaware limited liability company (“Purchaser”).  Pursuant to the Offer (as defined in this Offer to Purchase), Purchaser intends to acquire all of the shares of Target common stock (the “Shares”) not currently owned by Purchaser and its affiliates (the “Purchaser Group”).  Upon consummation of the Offer, if the conditions to the second-step share exchange (as described herein) are satisfied or waived, Purchaser and Target intend to effect a second-step share exchange (the “Share Exchange”) as promptly as practicable in accordance with the terms of the Share Exchange Agreement at the same per Share price paid in the Offer.  No further action by any public shareholder of Target will be required to consummate the second-step share exchange transaction.

The Offer is subject to a non-waivable condition that there shall have been validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding Shares that are not held by the Purchaser Group, calculated on a fully-diluted basis, but excluding any Shares that certain members of Target’s management have agreed to “roll-over” into equity of Purchaser as further described in this Offer to Purchase.  The Offer is not subject to any financing condition.  The Offer is also subject to certain other conditions set forth in this Offer to Purchase.  See “The Offer — Section 11.  Conditions to the Offer” in this Offer to Purchase.

The board of directors of Target has, based on the unanimous approval and recommendation of a special committee comprised solely of four of its independent directors, unanimously (with three directors not present) (i) determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Offer and the Share Exchange, are advisable and in the best interests of and are fair to the Company and its unaffiliated shareholders, (ii) approved the Share Exchange Agreement and the transactions contemplated thereby, including the Offer and the Share Exchange, and (iii) recommended that the holders of Shares accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law, approve the Share Exchange and the Share Exchange Agreement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this document.  Any representation to the contrary is a criminal offense.

The Information Agent for the Offer is:

199 Water Street — 26th Floor
New York, NY 10038
Banks and Brokers Call: (212) 440-9800
Call Toll Free: (866) 203-9357

October 25, 2010

2

IMPORTANT

If you wish to tender all or any portion of your Shares in the Offer, this is what you must do:

•                  if you are a record holder (that is, a stock certificate has been issued to you), you must complete and sign the enclosed Letter of Transmittal and send it with your stock certificate to Computershare Trust Company, N.A., the Depositary for the Offer.  These materials must reach the Depositary prior to the expiration of the Offer.  Detailed instructions are contained in the Letter of Transmittal and in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares”;

•                  if you are a record holder but your stock certificate is not available or you cannot deliver it to the Depositary prior to the expiration of the Offer, you may be able to tender your Shares using the enclosed Notice of Guaranteed Delivery.  Please call Georgeson Inc., the Information Agent for the Offer, at (866) 203-9357 (toll-free in the United States) for assistance.  (Banks and brokers may call collect at (212) 440-9800.)  See “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares” for further details;

•                  if you are a participant in The Depository Trust Company, follow the procedure for book-entry transfer of Shares set forth in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares”; or

•                  if you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your Shares be tendered.

Questions and requests for assistance may be directed to the Information Agent at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase.  Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may also be directed to the Information Agent.  A shareholder may also contact such shareholder’s broker, dealer, commercial bank, trust company or other nominee for assistance.

3

i

SUMMARY TERM SHEET

Onex Rescare Acquisition, LLC, or Purchaser, is offering to purchase all outstanding shares of common stock, no par value, of Res-Care, Inc., or Target, not owned by Purchaser and its affiliates, for $13.25 per share, net to the seller in cash, without interest and less any applicable withholding of taxes, upon the terms and subject to the conditions set forth in this offer to purchase and the related letter of transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”).  This summary term sheet is not meant to be a substitute for the information contained in the remainder of this offer to purchase, and you should carefully read this offer to purchase and the accompanying letter of transmittal in their entirety because the information in this summary term sheet is not complete and additional important information is contained in the remainder of this offer to purchase and the letter of transmittal.  We have included in this summary term sheet cross-references to the sections of the offer to purchase containing a more complete description of the topics covered in this summary term sheet.  Unless otherwise indicated, all dollar amounts set forth in this offer to purchase are expressed in United States dollars and references to “$,” “US$” and “dollars” are to United States dollars.

Who is offering to buy my securities?

Our name is Onex Rescare Acquisition, LLC.  We are a Delaware limited liability company formed for the purpose of making this tender offer.  We are an indirect, wholly owned subsidiary of Onex Corporation, an Ontario, Canada, corporation.  We expect that we will be converted into a corporation following the second-step share exchange transaction described below.

As of the date of this offer to purchase, Purchaser and its affiliates own approximately 12.6% of the outstanding shares of Target common stock and 100% of the outstanding shares of Target Series A convertible preferred stock.  The shares of common and Series A convertible preferred stock held by Purchaser and its affiliates represent approximately 24.9% of the Target’s common stock on an as-converted basis.  See “The Offer — Section 8.  Certain Information Concerning Purchaser.”

What securities are you offering to purchase?

We are offering to purchase all of the outstanding shares of Target common stock not owned by Purchaser and its affiliates, which we refer to as the Purchaser Group.  See “Introduction.”

How much are you offering to pay and what is the form of payment?

We are offering to pay $13.25 per share, net to seller in cash, without interest, and less any applicable withholding of taxes.  See “Introduction.”

Will I have to pay any fees or commissions? Is the payment subject to withholding of taxes?

If you are the record owner of your shares of Target common stock and you tender your shares to us in the offer, you will not have to pay brokerage fees or similar expenses.  If you beneficially own your shares of Target common stock through a broker or other nominee, and your broker tenders your shares on your behalf, your broker or nominee may charge you a fee for doing so.  You should consult your broker or nominee to determine whether any charges will apply.  Payments in connection with the offer may also be subject to backup United States federal income tax withholding at a rate of 28%, if certain requirements are not met.  See “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares” and “The Offer — Section 5.  Certain United States Federal Income Tax Consequences.”

Do you have the financial resources to make payment?

Yes.  We estimate the total amount of funds necessary to purchase all of the outstanding shares of Target common stock that the Purchaser Group does not currently own to be approximately $336 million, plus related transaction fees and expenses.  The Purchaser Group has access to sufficient cash, which it will provide to us, to purchase all shares of Target common stock validly tendered in the offer.  The offer is not subject to any financing condition.  See “The Offer — Section 9.  Source and Amount of Funds.”

What are the most significant conditions to the offer?

The offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the offer a number of shares of Target common stock representing at least a majority of the outstanding shares, excluding shares owned by the Purchaser Group, and certain members of Target’s management, and assuming the exercise of all “in-the-money” stock options.  We refer to this condition as the “minimum condition”.  The offer is also subject to a number of other conditions described below in this offer to purchase, including obtaining certain healthcare regulatory approvals.  The offer is not subject to a financing condition.  See “The Offer — Section 11.  Conditions to the Offer” and “The Offer — Section 13.  Certain Legal Matters; Regulatory Approvals.”

Is there an agreement governing the offer?

Yes.  We have entered into an Agreement and Plan of Share Exchange, dated as of September 6, 2010, with Target which we refer to as the share exchange agreement.  The share exchange agreement provides, among other things, for the terms and conditions of this tender offer.  In addition, if the offer is completed, in accordance with the terms of the share exchange agreement Purchaser and Target will, assuming that certain conditions are satisfied, as promptly as practicable, cause a second-step share exchange transaction to occur in which all remaining shareholders of Target (other than the Purchaser Group, certain members of Target’s management and shareholders properly exercising their dissenters’ rights) would, without the need for further action by any such shareholder, receive the same price per share as was paid in the offer, without interest, and less any applicable withholding of taxes.  See “Special Factors — Section 6.  Summary of the Share Exchange Agreement, the Voting Agreement and the Onex Guarantee.”

What does the board of directors of Target think of the offer?

Target’s board of directors, based upon the unanimous approval and recommendation of a special committee of the board of directors comprised solely of four independent directors, has unanimously (with three directors not present)

•                  determined that the share exchange agreement and the transactions contemplated thereby, including this tender offer, are advisable and in the best interests of and are fair to Target and its unaffiliated shareholders;

•                  approved the share exchange agreement and the transactions contemplated by the share exchange agreement, including this tender offer and the second-step share exchange transaction; and

•                  recommended that Target’s shareholders tender their shares of common stock into this tender offer, and to the extent required by applicable law, approve the second-step share exchange transaction and the share exchange agreement.

See “Introduction,” “Special Factors — Section 1.  Background” and “Special Factors — Section 3.  The Recommendation by the Special Committee.”

What is your position as to the fairness of the transaction?

We believe that the transaction is fair to Target’s unaffiliated shareholders, based upon the factors set forth under “Special Factors — Section 4.  Position of Onex Investors Regarding Fairness of the Offer and the Share Exchange.”

What is the market value of my shares as of a recent date?

On August 13, 2010, the last trading day before we announced that we were proposing to acquire all of Target’s common stock, the per share closing price of Target common stock reported on the NASDAQ Global Select Market was $10.14.  On October 6, 2010, the last trading day before the date we commenced this offer, the per share closing price of Target common stock reported was $13.25.  We encourage you to obtain a recent price for shares of Target’s common stock in deciding whether to tender your shares.  See “The Offer — Section 6.  Price Range of the Shares; Dividends.”

Do you have interests in the offer that are different from my interests as a stockholder of Target?

Yes.  Our interests in the offer and second-step share exchange transaction are different from those of shareholders being asked to sell their shares.  On the one hand, if you sell shares in the offer or your shares are converted in a second-step share exchange transaction, you will cease to have any interest in Target and will not have the opportunity to participate in the future earnings or growth, if any, of Target.  On the other hand, we will benefit from any future increase in the value of Target.  We will also bear the burden of any future decrease in the value of Target.  See “Special Factors — Section 2.  Purpose of and Reasons for the Offer; Plans for Target After the Offer and the Share Exchange.”

Is this the first step in a going-private transaction?

Yes.  The purpose of the offer is to acquire as many of the shares of Target common stock not currently owned by the Purchaser Group as possible as a first step in acquiring all of the shares of common stock of Target.  If we are successful, shares of Target common stock will no longer be publicly owned and will cease to be listed on the NASDAQ Global Select Market and, in the event that there are no other registered securities of Target, or contractual arrangements that would require Target to continue to make filings with the Securities and Exchange Commission (which we refer to as the “SEC”), Target may cease to make filings with the SEC and to comply with the SEC’s rules relating to public companies.  See “The Offer — Section 12.  Effect of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations.”

Will the offer be followed by a second-step transaction if all the shares are not tendered in the offer?

If the offer is completed, Purchaser and Target will effect a second-step share exchange transaction as promptly as practicable, assuming that certain conditions are satisfied.  In accordance with the terms of the share exchange transaction agreement, as a result of the share exchange transaction, all of Target’s common stock (other than shares held by the Purchaser Group, shares held by management who are “rolling over” into equity of Purchaser and shares for which dissenters’ rights have been properly exercised) will receive the same price per share as was paid in the Offer.  Following the offer, we will own a sufficient number of shares of Target’s voting stock to approve the share exchange transaction in accordance with applicable law.  See “Special Factors — Section 5.  Effects of the Offer.”  See “Special Factors — Section 6.  Summary of the Share Exchange Agreement, the Voting Agreement and the Onex Guarantee.”

If I decide not to tender, how will the offer affect my shares?

If the offer is successful, we will effect a second-step share exchange transaction as soon as practicable thereafter in accordance with the share exchange agreement and shareholders not tendering in the offer (other than the Purchaser Group, members of Target’s management who are “rolling-over” their shares into equity of Purchaser and other than those shareholders properly exercising their dissenters’ rights) will receive in exchange for their shares consideration equal to same price per share as was paid in the offer, without interest, and less any applicable withholding of taxes.  Therefore, if the offer is successful, the only difference to you between tendering your shares and not tendering your shares in the offer is that you will be paid earlier if you tender your shares in the offer, unless you seek an appraisal for your shares.  If and when we consummate the share exchange transaction, if you perfect your dissenters’ rights under the Kentucky Business Corporations Act, you may receive an amount that is different from the consideration being paid in the Share Exchange.  See the “Introduction,” “Special Factors — Section 5.  Effects of the Offer,” “Special Factors — Section 7.  Dissenters’ Rights; Rule 13e-3” and “The Offer — Section 12.  Effect of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations.”

How long do I have to decide whether to tender in the offer? Can the offer be extended?

You will have until 5:00 p.m., New York City time, on November 5, 2010, to tender your shares of Target common stock.  Further, if you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described in this offer to purchase.  We can elect at any time to extend the offer.  If we extend the offer, we will inform Computershare Trust Company, N.A., which is the depositary for the offer, of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was scheduled to expire.  We may also decide to establish a subsequent offering period, although we are not obligated to do so.  See “The Offer — Section 1.  Terms of the Offer” and “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares.”

How do I tender my shares?

If you wish to accept the offer, this is what you must do:

•                  if you are a record holder (that is, a stock certificate has been issued to you), you must complete and sign the enclosed letter of transmittal and send it with your stock certificate to Computershare Trust Company, N.A., the depositary for the offer.  These materials must reach the depositary prior to the expiration of the offer.  Detailed instructions are contained in the letter of transmittal and in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares”;

•                  if you are a record holder but your stock certificate is not available or you cannot deliver it to the depositary prior to the expiration of the offer, you may be able to tender your shares using the enclosed Notice of Guaranteed Delivery.  Please call Georgeson Inc., the information agent for the offer, at (866) 203-9357 (toll-free in the United States) for assistance.  (Banks and brokers may call collect at (212) 440-9800.) See “The Offer — Section 3.  Procedure for Accepting the Offer and Tendering Shares” for further details;

•                  if you are a participant in The Depository Trust Company, follow the procedure for book-entry transfer of shares set forth in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares”; or

•                  if you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your shares be tendered.

In any case, the depositary must receive all required documents prior to the expiration date of the offer, which is 5:00 p.m., New York City time, on November 5, 2010, unless the offer is extended.  See “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares.”

Until what time may I withdraw previously tendered shares?

You may withdraw shares at any time prior to the expiration of the offer and, if we have not accepted your shares for payment by December 6, 2010, you may withdraw them at any time after that date until we accept shares for payment.  This right to withdraw, however, will not apply to any subsequent offering period if we elect to establish one.  See “The Offer — Section 4.  Withdrawal Rights.”

How do I withdraw previously tendered shares?

To withdraw shares, you must deliver an executed written notice of withdrawal, or a facsimile of one, with the required information to the depositary while you still have the right to withdraw the shares.  See “The Offer — Section 4.  Withdrawal Rights.”

Are dissenters’ rights available in either the offer or any subsequent Share Exchange?

Dissenters’ rights are not available in connection with the offer.  However, if the offer is successful, a share exchange transaction will be consummated and dissenters’ rights will be available to holders of shares at the time of the share exchange transaction who have not tendered their shares in the offer, demand appraisal of their shares and otherwise comply with the applicable statutory procedures under Kentucky law.  See “Special Factors — Section 7.  Dissenters’ Rights; Rule 13e-3.”

Generally, what are the United States federal income tax consequences of tendering shares or having shares exchanged for cash in the second-step share exchange?

If you are a U.S.  Holder (as defined in “The Offer — Section 5.  Certain United States Federal Income Tax Consequences”), the sale or exchange of your shares pursuant to the offer or the second-step share exchange transaction will be a taxable transaction for United States federal income tax purposes.  See “The Offer — Section 5.  Certain United States Federal Income Tax Consequences.”

If you are a Non-U.S.  Holder (as defined in “The Offer — Section 5.  Certain United States Federal Income Tax Consequences”), any gain realized upon the sale of your shares pursuant to the offer or the second-step share exchange transaction generally will not be subject to United States federal income tax.  See “The Offer — Section 5.  Certain United States Federal Income Tax Consequences.”

Holders of shares of Target’s common stock should consult their tax advisors about the tax consequences of participating in the offer in light of their particular circumstances.

To whom may I speak if I have questions about the tender offer?

You may call Georgeson Inc., the information agent for the offer, toll free at (866) 203-9357 for assistance.  (Banks and brokers may call collect at (212) 440-9800.)

INTRODUCTION

Onex Rescare Acquisition, LLC, a Delaware limited liability company (“Purchaser”), hereby offers to purchase all the issued and outstanding shares of common stock, no par value (the “Shares”), of Res-Care, Inc., a Kentucky corporation (“Target” or the “Company”), other than Shares owned by Purchaser and its affiliates (the “Purchaser Group”), at a price of $13.25 per Share (the “Offer Price”), net to the seller in cash, without interest but subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in this Offer to Purchase (this “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal”) (which, as amended or supplemented from time to time, together constitute the “Offer”).

This amended and restated offer to purchase (this “Offer to Purchase”) amends and restates in its entirety the offer to purchase as of October 7, 2010 (the “Initial Offer to Purchase”).

Tendering shareholders who are the record owners of Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.  Shareholders who hold their Shares through a bank or broker should check with such institution as to whether the institution will charge any service fees.  However, if you fail to provide a Form W-9 or the appropriate Form W-8, as applicable, you may be subject to a required backup federal United States income tax withholding of 28% of the gross proceeds payable in the Offer.  See “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares” and “The Offer — Section 5.  Certain United States Federal Income Tax Consequences.”  Purchaser will pay all charges and expenses of Computershare Trust Company, N.A.  (the “Depositary”) and Georgeson Inc.  (the “Information Agent”) incurred in connection with the Offer and in accordance with the terms of the agreements entered into by and between Purchaser and each such person.  See “The Offer — Section 14.  Fees and Expenses.”

The purpose of the Offer is to acquire for cash as many outstanding Shares not owned by the Purchaser Group as possible as a first step in acquiring all of the shares of common stock of Target.  The Offer is being made pursuant to the Agreement and Plan of Share Exchange, dated as of September 6, 2010 (as such agreement may be amended or supplemented from time to time, the “Share Exchange Agreement”), between Purchaser and Target.

The board of directors of Target (the “Board of Directors”) has, based on the approval and unanimous recommendation of a special committee of the Board of Directors consisting solely of four independent directors (the “Special Committee”), unanimously (with Messrs. Gronefeld, Hallagan, Le Blanc not present) (i) determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Offer and the Share Exchange (as defined below), are advisable and in the best interests of and are fair to Target and its unaffiliated shareholders, (ii) approved the Share Exchange Agreement and the transactions contemplated thereby, including the Offer and the Share Exchange (collectively, the “Transactions”), and (iii) recommended that the holders of Shares accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law, approve the Share Exchange and the Share Exchange Agreement.

The factors considered by the Special Committee in making the determinations, approvals and recommendations described above and other matters relied upon by the Special Committee are described in Target’s Solicitation/Recommendation Statement on Schedule 14D-9, which will be filed with the SEC and is being mailed to the shareholders of Target together with this Offer to Purchase.  Shareholders of Target are urged to, and should, carefully read Target’s Schedule 14D-9.

The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares that will constitute at least a majority of the outstanding Shares that are not held by the Purchaser Group (assuming the exercise of all outstanding stock options having an exercise price less than the Offer Price, and excluding any Shares that any shareholder (a “Rollover Shareholder”) has committed to “roll-over” into equity of Purchaser (“Rollover Shares”)).  This condition is referred to as the “Minimum Condition.”  The Minimum Condition is not waivable.

The Offer is also subject to certain other conditions described in “The Offer — Section 11.  Conditions to the Offer.”

According to Target, as of September 30, 2010 there were 29,415,653 Shares issued and outstanding (excluding treasury Shares).  As of the date of this Offer to Purchase, the Purchaser Group owns 3,700,000 Shares and 48,095 shares of Target’s Series A Convertible Preferred Stock, no par value (the “Series A Preferred Stock”).  As of the date of this Offer to Purchase, each share of Series A Convertible Preferred Stock is convertible at the option of the holder into 100 Shares.  According to Target, there are no Shares issuable upon the exercise of stock options having an exercise price less than the Offer Price.  Purchaser currently expects that there will be 371,613 Rollover Shares.

Based on the foregoing, Purchaser believes that, as of September 30, 2010, there were 25,348,040 Shares outstanding, excluding Shares owned by the Purchaser Group (assuming the exercise of all outstanding stock options having an exercise price less than the Offer Price, and excluding any Rollover Shares).  Therefore, Purchaser believes that the Minimum Condition would be satisfied if at least approximately 12,674,021 Shares are validly tendered and not withdrawn prior to the expiration of the Offer.

If the Offer is completed, in accordance with the terms of the Share Exchange Agreement Purchaser and Target will, subject to the satisfaction of certain conditions, cause a second-step share exchange transaction (the “Share Exchange”) to occur as promptly as reasonably practicable thereafter in which all remaining shareholders other than the Purchaser Group and the Rollover Shareholders would, without the need for further action by any public shareholder, receive the same price per share as was paid in the Offer, without interest and less any applicable withholding of taxes.  In the Share Exchange, each then issued and outstanding Share (other than treasury stock Shares held by the Purchaser Group, the Rollover Shares and Shares held by shareholders who exercise dissenters’ rights in accordance with the Kentucky Business Corporations Act (the “KBCA”)) will be exchanged for and represent the right to receive the Offer Price, without interest (the “Share Exchange Consideration”).  Non-tendering shareholders will have dissenters’ rights, whereby such shareholder may receive a judicial appraisal of the “fair value” of their shares by following the procedures required by the KBCA.  See “Special Factors — Section 8.  Dissenters’ Rights; Rule 13e-3.”

Approval of the Share Exchange requires the affirmative vote of holders of a majority of the outstanding Shares and a majority of the shares of the Series A Preferred Stock.  As a result, if the Minimum Condition and the other conditions to the Offer are satisfied or waived and the Offer is completed, the Purchaser will own a sufficient number of Shares and shares of Series A Preferred Stock to ensure that the Share Exchange will be approved by Target’s shareholders.  See “Special Factors — Section 6.  Effects of the Offer.”

This Offer to Purchase and the related Letter of Transmittal contain important information and should be read carefully before any decision is made with respect to the Offer.

The Offer and the withdrawal rights will expire at 5:00 p.m., New York City time, on November 5, 2010 unless the Offer is extended.

SPECIAL FACTORS

1.              Background

On June 23, 2004, Target issued 48,095 shares of Series A Convertible Preferred Stock, no par value (“Series A Preferred Stock”) to members of the Purchaser Group at a purchase price of $1,050 per share or a total purchase price of $50,500,000.  Concurrently with the issuance of the Series A Preferred Stock, members of the Purchaser Group acquired 3,700,000 Shares from certain of Target’s shareholders at a purchase price of $8.90 per Share or a total price of $32,930,000.

As part of their regular, ongoing review of their businesses and investments, Onex Corporation and its affiliates (collectively, “Onex”) consider potential investment opportunities such as business combinations, acquisitions, dispositions, joint ventures, strategic partnerships and other strategic alternatives, and evaluate their ownership interest in their investments, including Target.

In discussions that resulted in Onex making a substantial capital investment in Target in June 2004, Onex representatives initially indicated Onex’ interest in acquiring all of the capital stock of Target.  In 2004, and from time to time thereafter, Onex representatives have indicated that sometime in the future Onex might wish to submit a proposal to acquire all of the shares of Target that Onex did not already beneficially own.

In December 2009, Robert M.  Le Blanc, a managing director of Onex Corporation and a director of Target since 2004, requested the Board of Directors provide an opportunity for Onex to conduct an assessment of certain litigation and other risk management and operational issues of Target.  The Board of Directors granted Mr. Le Blanc’s request.  Mr. Le Blanc also indicated to the other Target directors that Onex was considering whether it would make a proposal with respect to the acquisition of the remaining Shares not owned by Onex (the “Transaction”).

During January 14 and 15, 2010, certain representatives of Onex and its advisors met with Target’s management and counsel in Louisville, Kentucky to review pending litigation and to discuss certain other due diligence matters.

In a February 7, 2010 telephonic Board of Directors meeting, Mr. Le Blanc reported on the preliminary findings of the ongoing operational assessment.  He also reiterated that Onex was considering whether it would make a proposal with respect to a Transaction.  Mr. Le Blanc then left the call along with Ralph G.  Gronefeld, Target’s President and CEO and the second of two directors elected by Onex entities that hold Target’s Series A Preferred Stock.

On February 17, 2010, Onex was informed that Target had granted a waiver to allow Stoll Keenon Ogden PLLC to act as Kentucky counsel to Onex in connection with a possible Transaction.

On February 18, 2010, Mr. Le Blanc called Mr. Geary to inquire about the Special Committee’s process.  Mr. Geary responded that the Special Committee believed it would be preferable that Onex not make any proposal before Target released its fourth quarter and full-year 2009 financial results and issued full year 2010 earnings and revenue guidance so that this information would be available to the market at the time of any such offer.

On February 21, 2010, Frost Brown Todd, LLC, counsel to the Special Committee, and Kaye Scholer LLP, counsel to Onex discussed Onex’ obligation to promptly amend its Schedule 13D on file with the SEC if Onex made a proposal with respect to a Transaction.

On March 2, 2010, Mr. Le Blanc informed the full Board of Directors that any decision by Onex to make a proposal with respect to a Transaction would be made only after Onex had had an opportunity to assess the market’s reaction to Target’s release of its 2009 financial results and 2010 guidance scheduled for March 8.

Mr. Le Blanc called Mr. Geary and Mr. Bloem separately on March 5 to discuss possible transaction terms such as the scope of solicitation, provisions, break-up fees and similar protection measures before Onex determined whether to make a proposal.  Mr. Geary and Mr. Bloem declined to discuss these matters, requesting that there be no further communications until after the release of Target’s financial results on March 8 and the related conference call on March 9.

On March 18, 2010, Mr. Le Blanc spoke with Mr. Geary to inform him that Onex was going to continue to monitor Target’s stock price after the release of its 2009 financial results and guidance for 2010 on March 8, 2010 before determining whether to make a proposal with respect to a Transaction.

On March 30, 2010, Target’s senior management met with representatives of Onex to discuss their preliminary assessment of the potential impact of the recently passed federal health care legislation on Target, including both insurance costs and revenue opportunities.

On March 31, 2010, the Special Committee’s counsel called Onex’ counsel to advise them that the Special Committee expected to complete its financial model during the week of April 5.

On April 21, 2010, Mr. Le Blanc called Mr. Geary to discuss the market price of Target’s stock.  Mr. Geary suggested that any further discussions be deferred until the upcoming quarterly Board of Directors and committee meetings to give both parties an opportunity to consult with legal counsel.  They spoke again on April 29 and 30 to discuss the agenda for these upcoming meetings.

On May 4, 2010, the Board of Directors met without members of management other than Mr. Gronefeld for a portion of their regular quarterly meeting.  Mr. Le Blanc and Mr. Hallagan excused themselves at the beginning of this session to allow the Special Committee to meet with the other independent directors.  Mr. Le Blanc and Mr. Hallagan rejoined the meeting and the directors discussed how Onex would have to amend its Schedule 13D on file with the SEC promptly if Onex made a proposal with respect to a Transaction.  The Special Committee reiterated its belief that it would be best if any acquisition proposal were delivered in close proximity to Target’s release of quarterly financial results and future revenue and earnings guidance when current information about Target would be available to the market.

On May 5, 2010, counsel to the Special Committee and counsel to Onex, discussed scheduling future communications between the parties.

On May 6, 2010, Target issued its financial results for the first quarter of 2010.

On May 19, 2010, Mr. Le Blanc called Mr. Geary to schedule a call with Mr. Geary and Mr. Bloem for May 27, but deferred any substantive discussion.  Mr. Le Blanc subsequently cancelled the May 27 call.

On June 10, 2010, Messrs. Bloem and Geary had two conference calls with Mr. Le Blanc to discuss factors affecting value, including the range of trading prices of Target’s stock over different intervals, leverage, the outlook for state reimbursement rates and the general climate for Target’s business.  Messrs. Bloem and Geary stated that they were not negotiating but expressed their belief that if Onex was to make a proposal any break-up fees, solicitation provisions, and other similar terms of a transaction agreement were interrelated and must be attractive to the shareholders of Target when taken together as a whole.  The participants also noted that the financial information about Target released in early May was now a month old and that the end of the second fiscal quarter was less than three weeks away.  Mr. Bloem and Mr. Le Blanc talked again on June 13 to go over the matters and reiterate the conclusions discussed three days earlier.

At the regular quarterly Board of Directors and committee meetings on August 2 and 3, 2010, Mr. Le Blanc advised the other directors that Onex continued to consider whether to make a proposal for a Transaction.

On August 5, Target issued its financial results for the second quarter of 2010.

On August 10, 2010, Mr. Le Blanc called Mr. Bloem to schedule a call for August 12.

On August 11, 2010, Onex’ counsel discussed with the Special Committee’s counsel the timing of a Schedule 13D amendment and a public announcement if a proposal were submitted by Onex.  The following day, Mr.

Le Blanc called Mr. Bloem to express Onex’ expectation that it would determine to make a proposal with respect to a Transaction.  Mr. Le Blanc indicated the price would likely be in a range above the current trading price and outlined terms that could be included in a proposal.

On August 13, 2010, counsel to the Special Committee and counsel to Onex spoke to discuss Onex’ request that Target provide Onex with a 3% break-up fee, payable if the Company entered into a definitive agreement with a third party with respect to, or consummated, an alternative transaction, to induce Onex to submit a proposal with respect to a Transaction.  Shortly following such discussion, counsel to Onex delivered a proposed letter agreement to counsel to the Special Committee providing for such break-up fee protection.  Later that day, Mr. Bloem called Mr. Le Blanc, and counsel to Target called counsel to Onex, to inform them, respectively, that the Special Committee was not willing to enter into such an agreement or provide such protection and advise that a complete proposal should be presented.

On August 14, 2010, Onex delivered a letter to the Board of Directors setting forth a proposal to acquire all of the Shares not held by the Purchaser Group for $12.60 per Share (the “August 14 Proposal”), which proposal contemplated a 30 day “go-shop” solicitation period, a termination fee equal to 3% of the fully-diluted equity value of Target, valued at the higher of the offer price or the price to be paid in an alternative transaction, a financing structure with debt not exceeding 3.5x EBITDA, and no financing condition.  The August 14 Proposal also provided that it would expire if a definitive agreement was not entered into by September 1, 2010.

On August 15, 2010, Target provided Onex with a draft of the press release it intended to issue to announce the August 14 Proposal.  Later in the day, Onex delivered to the Special Committee a draft of the Amendment to Schedule 13D that it intended to file with the SEC for its review.  The draft indicated that five executive officers of Target had signed rollover commitment letters agreeing that if a transaction with Onex occurred, the officers would transfer their Target shares to an Onex affiliate in exchange for equity interests in the Onex affiliate.  The August 14 Proposal had indicated that the proposal was subject to the participation in the investment by key members of Target, and Onex on the evening of August 14 had requested that these Target officers sign rollover commitments for that participation.  Later in the day on August 15, the Special Committee requested that Onex terminate the rollover commitment letters that had been signed by management up to that point.  Onex agreed and delivered a written notice to that effect.

Prior to the opening of the market on August 16, 2010, Onex filed an amendment to its Schedule 13D with the SEC, and Target issued a press release announcing the August 14 Proposal.  That night, counsel to Onex delivered to counsel to the Special Committee a draft Share Exchange Agreement and a draft of the guarantee, pursuant to which Onex Partners III LP would guarantee the obligations of Purchaser under the Share Exchange Agreement (the “Onex Guarantee”).  The draft Share Exchange Agreement proposed that Onex would have the right to notice of a superior proposal submitted by a third party and an opportunity to modify the terms of its proposal before the board of directors could change its recommendation and terminate the Share Exchange Agreement.  The inclusion of this customary matching right would not alter the preexisting right of first refusal held by Onex as the holder of Target’s preferred stock.

On August 19, 2010, counsel to the Special Committee informed counsel to Onex that Target intended to respond to the August 14 Proposal by the middle of the following week.

On August 23, 2010, Mr. Bloem contacted Mr. Le Blanc to advise him that two of Company A’s lenders could not participate in the financing of Company A’s acquisition of Target due to a conflict with Onex, as Onex had engaged the two lenders as financial advisors.  Onex was asked to waive any conflict for both or at least one lender, and it declined the request.

On August 27, 2010, Mr. Bloem delivered the Special Committee’s response to the August 14 Proposal, exchanging several calls with Mr. LeBlanc throughout the day.  Mr. Bloem advised Mr. Le Blanc that an unnamed party (“Company A”) had expressed interest in making a proposal at a substantial premium to Onex’ offer of $12.60 per share.  He also informed Mr. Le Blanc that the Special Committee was interested in pursuing a Transaction with Onex with the following modifications to the August 14 Proposal: (i) increase the price to $13.85, (ii) extend the “go-shop” solicitation period from 30 days to 45 days, (iii) reduce the break-up fee to 1% of the transaction value for transactions originated during the “go-shop” solicitation period and (iv) waive Onex’ rights to match any acquisition proposal that is more than 10 percent above Onex’ proposal.  Mr. Bloem also advised Mr. Le Blanc that although the Special Committee regarded Onex’ commitment to limiting leverage as positive, the committee was flexible as to a limit of 3.5 times EBITDA if a higher price were to be offered.

Later on the same day, Mr. Le Blanc called Mr. Bloem to inform him that Onex was willing modify its proposal to (i) increase the price to $13.00, (ii) extend the “go-shop” solicitation period to 35 days and (iii) amend Onex’ match right, solely with respect to alternative transactions resulting from a sale process conducted by Target in connection with a transaction with Onex, to only allow Onex to match acquisition proposals that are within 15 percent of Onex’ offer, but would continue to insist on a 3% break-up fee based on the Onex transaction value or the transaction value of a higher offer, if applicable.

Later in the day on August 27, 2010, Mr. Bloem called Mr. Le Blanc to inform him that the Special Committee: (i) requested that Onex present its best price or confirm that $13.00 represents such price, (ii) had agreed to a 35 day “go-shop” solicitation period, (iii) proposed to lower the break-up fee to 2% of the transaction value of the Onex transaction during the “go-shop” solicitation period and maintaining it at 3% of the transaction value of the Onex transaction otherwise and (iv) had agreed to Onex’ match right as originally proposed.  Mr. Le Blanc thereafter called Mr. Bloem and stated that Onex would be willing to increase the cash price to no more than $13.25 per share.  He emphasized that the Onex proposal would not be subject to a financing condition and would be fully backed by a guarantee from an Onex fund.

On August 28, 2010, Mr. Bloem called Mr. Le Blanc to give him a status report and to advise him that comments on the draft Share Exchange Agreement would be provided no later than the morning of August 30.  On August 29, 2010, counsel to the Special Committee delivered a revised draft of the Share Exchange Agreement to counsel to Onex.

On August 30, 2010, Target opened its diligence web site and granted access to representatives of Onex.  In addition, the Special Committee and Onex exchanged data on break-up fees in prior public transactions.  Mr. Bloem had several phone conversations with Mr. Le Blanc regarding the amount of the break-up fee during the go-shop period and various modifications to the other deal protection measures.  Also, counsel to the Special Committee and counsel to Onex negotiated the terms of the Share Exchange Agreement.

On August 31, 2010, counsel to the Special Committee delivered to counsel to Onex a draft of the voting agreement (the “Voting Agreement”), pursuant to which the Onex affiliates currently holding Shares and Series A Preferred Stock would agree to vote in favor of the Transaction, and under certain circumstances, alternative transactions, and would agree to certain restrictions on the transfer of their Shares and Series A Preferred Stock.

During the period from August 27, 2010 to September 6, 2010, Onex and Target with their respective counsel negotiated the terms of the Share Exchange Agreement, the Onex Guarantee and the Voting Agreement.

On September 1, 2010, Target issued a press release stating that discussions between the Special Committee and Onex Corporation were continuing and that no final decision had been made regarding the August 14 Proposal.

On September 2, 2010, the Special Committee authorized Onex to contact members of Target management to request that they sign commitment letters.  The commitment letters provide for the “roll-over” of management’s Shares for equity interests in Purchaser.  The agreements provide that they would terminate if the Share Exchange Agreement with Onex terminated.

On September 3, 2010, Mr. Bloem and Mr. Le Blanc arranged a call with their respective legal counsel to discuss open issues.  Mr. Bloem indicated that with respect to the “go-shop” solicitation, the Special Committee would be willing to accept either a 40 day “go-shop” period and an agreement that the tender offer could not commence prior to September 22, 2010 or a 35 day “go-shop” period and an agreement that the tender offer could not commence prior to September 29, 2010.  With respect to the break-up fee, Mr. Bloem stated that the Special Committee was not willing to modify its proposed break-up fee of 2% of the transaction value of the Onex transaction during the “go-shop” solicitation period and 3% of the transaction value of the Onex transaction otherwise.

On September 3, 2010, counsel to Onex delivered to counsel to Target a revised draft of the Share Exchange Agreement providing for a break-up fee based on the Onex transaction value or the transaction value of a higher offer, if applicable, for a reduced break-up fee in respect of a proposal solicited during the “go-shop” solicitation period and for maintaining the ROFR contained in Article VI. C.5(g) of Target’s Amended and Restated Articles of Incorporation.  On the evening of September 3, the Special Committee proposed waiving the ROFR and retaining the match right..

During a call with Mr. Bloem on September 4, 2010, Mr. LeBlanc accepted the 40 day “go-shop” solicitation period and related tender offer commencement date proposed by the Special Committee, agreed to waive the ROFR with respect to certain superior proposals that may be entered into in accordance with the Share Exchange Agreement, agreed to retain the match right and indicated that Onex proposed a break- up fee of 3% of the Onex transaction value or the transaction value of a higher offer, if applicable, which would be reduced in respect of a proposal solicited during the “go-shop” solicitation period to 2% of such values.

On September 5, 2010, Mr. Bloem called Mr. Le Blanc indicating that the Special Committee was only willing to determine the break-up fee with reference to the Onex transaction value, and not a higher offer (if applicable) and proposing clarifying language regarding the financing of a superior proposal.  The parties agreed on these points on September 6, 2010, and executed the transaction documents.

Prior to the opening of the market on September 7, 2010, Onex filed an amendment to its Schedule 13D with the SEC, and Target issued its press release announcing the definitive agreement.

On September 8, 2010, as required by the Share Exchange Agreement, counsel to the Special Committee provided counsel to Onex with a copy of the letter delivered by Company A to the Special Committee on such date reiterating Company A’s interest in acquiring Target.  Company A’s letter stated that Company A believed that after it completed its diligence work it would be able to offer an all-cash purchase price of at least $14.00 per share.  Company A’s letter stated that it was only an expression of interest and not a binding offer or proposal.

On September 21, 2010, counsel to the Special Committee called counsel to Onex to discuss timing of the Tender Offer.  During this call counsel to Onex informed counsel to Target of its tentative view that the Tender Offer would be commenced in early October.

On September 22, 2010, as required by the Share Exchange Agreement, counsel to the Special Committee informed counsel to Onex that the Special Committee that it had received an oral indication from a third party (“Company B”) that Company B was considering making an Acquisition Proposal at a premium to the Offer Price.  On September 24, 2010, counsel to the Special Committee delivered to counsel to Onex a copy of the letter delivered by Company B to Target on September 22, 2010, declaring its interest in acquiring Target and, among other things, outlining its proposed due diligence and negotiation timeline during the go-shop period.  Later that day, Mr. Le Blanc advised Mr. Bloem of errors Onex had noted in Company B’s letter.

On September 23, 2010, prior to the market opening, Target issued a press release stating that the Tender Offer is expected to commence during the week of October 4 and could conclude as early as November 1.

On September 28, 2010, as required by the Share Exchange Agreement, counsel to the Special Committee informed counsel to Onex that Company B had notified the Special Committee the day before that it was no longer considering making an alternative proposal.

On October 7, 2010, Onex issued a press release stating that the Purchaser had commenced the Offer.

On October 19, 2010, Target issued a press release stating that the 40-day “go-shop” solicitation period had expired without the designation of any “Excluded Parties.”  Target indicated in the press release that on October 18, 2010, the Special Committee was notified by Company A that it had no plans at that time to submit a proposal to acquire Target.

2.              Purpose of and Reasons for the Offer; Plans for Target After the Offer and the Share Exchange

The purpose of the Offer is for Purchaser to acquire for cash as many Shares as possible not already owned by the Purchaser Group as a first step in acquiring the entire equity interest in Target, and for the Purchaser Group to benefit from any future earnings and growth of Target after the Transactions.

If the Offer is completed, in accordance with the terms of the Share Exchange Agreement, the Share Exchange will be effected as promptly as reasonably practicable thereafter, pursuant to which each then outstanding Share (other than Shares owned by the Purchaser Group and Shares, if any, that are held by shareholders who exercise dissenters rights in accordance with the KBCA), will be exchanged for and represent the right to receive the Share Exchange Consideration.  Upon the completion of the Share Exchange, Purchaser will own 100% of the capital stock of Target.

Purchaser, Onex Partners III LP, Onex Partners, LP, Onex Corporation, Onex American Holdings II LLC, Onex US Principals LP, Onex Partners III GP LP, Onex American Holdings GP LLC, Onex Partners GP LP, Onex Partners GP Inc. and ResCare Executive Investco LLC (the “Onex Investors”) believe that Target will benefit from operating as a privately held entity.  As a privately held entity, Target will have the flexibility to focus on continuing improvements to its business, including pursuing strategic transactions and acquisitions, without the constraints and distractions caused by the public equity market’s valuation of Target and the focus on the quarter-to-quarter performance often emphasized by the public markets.  The Onex Investors believe that having such flexibility is especially important given the current regulatory uncertainty in the healthcare industry.  Management will benefit from eliminating certain duties required in managing a publicly traded company, enabling them to devote more of their time and energy to core business operations.  As a private company, Target will also have the ability to build capital, organically grow and make acquisitions and strategic investments through access to the private financial and public debt markets.  Moreover, the Onex Investors believe that Target’s future business prospects can be improved through their active participation in the strategic direction and operations of Target.  The Onex Investors believe that recent Share price levels may be more reflective of the current difficult market environment than the long-term growth prospects of Target’s business and, as a result, believe that an investment in Target’s stock at the Offer Price represents an attractive opportunity.  Although the Onex Investors believe that there will be significant opportunities associated with their investment in Target, they realize that there are also substantial risks (including the risks and uncertainties relating to Target’s prospects).

Having come to a determination to pursue the acquisition of all outstanding Shares, the Onex Investors considered transaction structure alternatives and determined to make a cash tender offer followed by a second-step share exchange transaction.  The Onex Investors considered that a tender offer followed by a second-step merger is a common means of effecting a going-private transaction.  A share exchange transaction, which is available under Kentucky law, has the same effects to the public shareholders as a second-step merger.  The Onex Investors believe that the tender offer and second step transaction structure is preferable to a one-step merger or share exchange because they believe that the structure is a faster and more efficient process of completing the transaction than proceeding with calling a special meeting of the Company’s shareholders, may result in a higher response rate from Target’s shareholders, and will facilitate direct involvement in the process by Purchaser.  In addition, the Onex Investors believe that a direct offer to shareholders allows the decision regarding the proposed transaction to be made by the shareholders who actually own the Shares at the time of tendering, and, accordingly, have a true economic interest in the decision.  In a one-step merger or share exchange process, a vote of shareholders is required and voting rights are limited to those who held Shares on a record date several weeks prior to the date of the vote and who therefore may or may not be shareholders as of the date of the vote.  In addition, the Onex Investors considered that shareholders who do not tender their Shares in the Offer and who otherwise comply with applicable requirements may exercise dissenters rights in connection with the Share Exchange pursuant to the KBCA.

The Onex Investors do not intend to make any changes in Target’s strategic or operating philosophy following completion of the Offer.  The Onex Investors expect that Target will continue to operate its business on an independent and decentralized basis.

The Onex Investors expressly reserve the right to make any changes that they deem necessary, appropriate or convenient in light of their review or in light of future developments.  Such changes could include, among other things, changes in Target’s business, corporate structure, certificate of incorporation, by-laws, capitalization, management or dividend policy.  Purchaser intends to retain the Shares acquired pursuant to the Offer and the Share Exchange.

Except as otherwise described in this Offer to Purchase, the Onex Investors have no current plans or proposals or negotiations that relate to or would result in (i) an extraordinary corporate transaction, such as a Share Exchange, reorganization or liquidation involving Target, (ii) any purchase, sale or transfer of a material amount of assets of Target, (iii) any material change in Target’s present dividend rate or policy or (iv) any other material change in Target’s business.

3.              The Recommendation by the Special Committee

The Board of Directors has, based on the unanimous approval and recommendation of the Special Committee, unanimously (with Messrs. Gronefeld, Hallagan and Le Blanc not present) (i) determined that the Share Exchange Agreement and the Transactions, including the Offer and the Share Exchange, are advisable and in the best interests of and are fair to Target and its unaffiliated shareholders, (ii) approved the Share Exchange Agreement and the Transactions, including the Offer and the Share Exchange, and (iii) recommended that the holders of Shares accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law, approve the Share Exchange and the Share Exchange Agreement.  Target has agreed to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC indicating the approval of the Transactions by the Board of Directors and recommending that Target’s shareholders tender their Shares in the Offer.

4.              Position of Onex Investors Regarding Fairness of the Offer and the Share Exchange

The rules of the SEC require the Onex Investors to express their belief as to the fairness of the Offer and the Share Exchange to Target’s unaffiliated shareholders.

The Onex Investors believe that the Offer Price to be received by Target’s unaffiliated shareholders pursuant to the Offer and the Share Exchange is fair to such shareholders.  The Onex Investors base their belief on, among other things, the following material factors, each of which, in their judgment, supports their views.

•                  The Offer Price represents a 30.7% premium to the last reported sales price of a Share on August 13, 2010, the last trading day before the public announcement of the submission by Onex Corporation to the Board of Directors of a proposal to acquire the Shares not held by the Purchaser Group, a 35.9% premium to the average closing price during the prior month, and an 18.9% premium to the average closing price during the prior six months.

•                  The Offer will provide holders with liquidity at a substantial premium, without the brokerage and other costs typically associated with market sales.

•                  The Offer Price will be paid in cash providing shareholders with certainty of value in the Offer or the Share Exchange.

•                  The Offer and the Share Exchange are not subject to any financing conditions.

In addition, the Onex Investors believe that the Offer is procedurally fair to Target’s unaffiliated shareholders, based on the following factors:

•                  The Offer is conditioned upon there being validly tendered and not withdrawn a number of Shares that will constitute at least a majority of the outstanding Shares that are not held by the Purchaser Group (assuming the exercise of all outstanding stock options having an exercise price less than the Offer Price, and excluding any Rollover Shares), which condition is not waivable.

•                  The Board of Directors has, based on the unanimous approval and recommendation of the Special Committee, which is comprised solely of four independent directors, has unanimously (with three directors not present) (i) determined that the Share Exchange Agreement and the Transactions, including the Offer and the Share Exchange, are advisable and in the best interests of and are fair to Target and its unaffiliated shareholders, (ii) approved the Share Exchange Agreement and the Transactions, including the Offer and the Share Exchange, and (iii) recommended that the holders of Shares accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law, approve the Share Exchange and the Share Exchange Agreement.

•                  In connection with its making the foregoing recommendations and approvals, the Special Committee was advised by nationally recognized advisors, including its legal counsel and financial advisor.

•                  The Share Exchange Agreement includes a 40 day “go-shop” provision which allows Target to actively solicit, pursue and negotiate competing proposals for the acquisition of Target until October 16, 2010, and to continue discussions with interested parties identified during such process under certain circumstances.

•                  The tender offer structure that allows each of Target’s shareholders to be able to decide voluntarily whether or not to tender such shareholder’s Shares in the Offer.

•                  Unaffiliated shareholders will have sufficient time to make a decision whether or not to tender in the Offer.

•                  If the Offer is completed, the Share Exchange will be consummated in which all remaining public shareholders will receive the same price per Share as was paid in the Offer.

•                  Shareholders who do not tender their Shares in the Offer, and who follow the applicable procedures required under the KBCA, will be entitled to a judicial appraisal of the fair value of their Shares in connection with the Share Exchange.

The Onex Investors also considered the following factors, each of which they considered negative in their considerations concerning the fairness of the terms of the Transactions:

•                  Shareholders who tender all of their Shares in the Offer or have their Shares converted into cash in the Share Exchange would cease to participate in the future earnings or growth, if any, of Target or benefit from increases, if any, in the value of Target.

•                  As to the Offer Price, the financial interests of the Onex Investors are different than the financial interests of Target’s unaffiliated shareholders.  In addition, certain officers and directors of Target have actual or potential conflicts of interest in connection with the Offer and the Share Exchange.

•                  The sale of Shares in the Offer or the Share Exchange will be taxable for United States federal income tax purposes to tendering shareholders that are U.S.  Holders (as defined in “The Offer — Section 5.  Certain United States Federal Income Tax Consequences”).

The Onex Investors did not find it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusion as to fairness.

The Onex Investors’ consideration of the factors described above reflects their assessment of the fairness of the Offer Price to Target’s unaffiliated shareholders in relation to the going-concern value of Target on a stand-alone basis.  In reaching the conclusion as to fairness, the Onex Investors did not consider the liquidation value or net book value of Target.  Neither the net book value nor the liquidation value is an indication of the current or future earnings power of Target.  The Onex Investors believe that the value of Target’s assets that might be realized in a liquidation would be significantly less than their value as a going concern.  Further, because target is being sold as an ongoing business, its liquidation value is irrelevant to a determination as to whether the Offer is fair to unaffiliated shareholders.  The Onex Investors did not consider net book value, which is an accounting concept, as a factor because they believe that net book value is not a material indicator of the value of Target as a going concern but rather is indicative of historical costs.

As a result of the Offer, Onex Investors’ direct and indirect interest in Target’s net book value and net earnings will increase to the extent of the number of Shares acquired under the Offer.  Following the consummation of the Share Exchange, the Onex Investors expect to have an approximately 98% interest in the net book value and net earnings of Target.  Similarly, the Onex Investors will also bear a similar percentage of the risk of losses generated by Target’s operations and any decrease in the value of Target after the Share Exchange.

To the best of the Onex Investors’ knowledge, no firm offer has been made by any person, other than Purchaser, during the two years preceding the date hereof for (i) the merger or consolidation of Target with or into another company, or vice versa, (ii) the sale or other transfer of all or any substantial part of the assets of Target or (iii) a purchase of Target’s securities that would enable the holder of such securities to exercise control of Target.

The foregoing discussion of the information and factors considered and given weight by the Onex Investors is not intended to be exhaustive, but is believed to include the material factors considered by the Onex Investors.  The Onex Investors’ views as to the fairness of the Offer to shareholders of Target should not be construed as a recommendation to any shareholder as to whether that shareholder should tender such shareholder’s Shares in the Offer.

5.              Effects of the Offer

If the Offer is completed, in accordance with the terms of the Share Exchange Agreement Purchaser and Target will, subject to the satisfaction of certain conditions, cause the Share Exchange to occur as promptly as reasonably practicable thereafter.  Approval of the Share Exchange requires the affirmative vote of holders of a majority of the outstanding Shares and a majority of the shares of the Series A Preferred Stock.  As a result, if the Minimum Condition and the other conditions to the Offer are satisfied or waived (other than the Minimum Condition) and the Offer is completed, the Purchaser will own a sufficient number of Shares and shares of Series A Preferred Stock to ensure that the Share Exchange will be approved by Target’s shareholders.  In the Share Exchange, each then issued and outstanding Share (other than Shares held by the Purchaser Group, the Rollover Shares and Shares held by shareholders who exercise dissenters rights in accordance with the KBCA) will be exchanged for the right to receive the Share Exchange Consideration.

As a result of the Offer, the direct and indirect interest of Purchaser in Target’s net book value and net earnings will increase to the extent of the number of Shares acquired under the Offer.  If the Offer is completed, following consummation of the Share Exchange, Purchaser’s interest in such items will increase to 100%, and Purchaser will be entitled to all benefits resulting from that interest, including all income generated by Target’s operations and any future increase in Target’s value.  Similarly, Purchaser will also bear the risk of losses generated by Target’s operations and any decrease in the value of Target after the Share Exchange.  Accordingly, former shareholders will not have the opportunity to participate in the earnings and growth of Target after the Share Exchange and will not have any right to vote on corporate matters.  Similarly, former shareholders will not face the risk of losses generated by Target’s operations or decline in the value of Target after the Share Exchange.

The Shares are currently registered under the Exchange Act and listed on the NASDAQ Global Select market (“NASDAQ”) under the symbol “RSCR.”

Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the standards for continued listing on NASDAQ.  If, as a result of the purchase of Shares pursuant to the Offer, the Shares no longer meet the criteria for continued listing on NASDAQ, in accordance with the terms of Share Exchange Agreement, Target will cooperate with Purchaser and use its reasonable best efforts to take such steps as are needed to enable the delisting of the Shares on NASDAQ as promptly as practicable.  In addition, NASDAQ could take action to terminate the listing of the Shares if Target ceases to satisfy applicable listing requirements.  If the Shares are delisted from NASDAQ, the market for the Shares could be adversely affected.

The listing of the Shares on NASDAQ will, if not terminated as a result of the Offer, be terminated upon the completion of the Share Exchange.

Registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may be terminated upon application of Target to the Securities and Exchange Commission (the “SEC”), if the Shares are neither listed on a national securities exchange nor held by 300 or more holders of record.  Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by Target to its shareholders and to the SEC in respect of the Shares and would make certain provisions of the Exchange Act no longer applicable to Target, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement pursuant to Section 14(a) in connection with shareholders’ meetings.  Furthermore, the ability of “affiliates” of Target and persons holding “restricted securities” of Target to dispose of such securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) may be impaired or eliminated.  If, as a result of the purchase of Shares pursuant to the Offer, the Shares no longer meet the criteria for continued listing on NASDAQ, in accordance with the terms of Share Exchange Agreement,

Target will cooperate with Purchaser and use its reasonable best efforts to take such steps as are needed to enable the termination of the registration of the Shares under the Exchange Act as promptly as practicable.

6.              Summary of the Share Exchange Agreement, the Voting Agreement and the Onex Guarantee

The Share Exchange Agreement

This section of the Offer to Purchase is a summary of the material terms of the Share Exchange Agreement and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as an exhibit to the Tender Offer Statement on Schedule TO filed with the SEC and is incorporated herein by reference.  We urge you to read the full text of the Share Exchange Agreement because it is the legal document that governs the contractual obligations of Target and Purchaser in relation to the Offer and the Share Exchange.  We have included this description of the Share Exchange Agreement to provide you with information regarding its terms.  It is not intended to modify or supplement any factual disclosures about Target in public reports filed with the SEC (except to the extent that the terms of the Share Exchange Agreement are disclosed).  In particular, the Share Exchange Agreement and this summary of terms is not intended to be, and should not be relied upon as, disclosures regarding facts and circumstances relating to Target (except with respect to the terms of the Share Exchange Agreement).  The Share Exchange Agreement may be examined and copies may be obtained in the manner set forth under the caption “The Offer—Section 7.  Certain Information Concerning Target.”

The Offer

The Share Exchange Agreement provides that the Offer will be conducted on the terms and subject to the conditions described in “The Offer—Section 1.  Terms of the Offer” and “The Offer—Section 11.  Conditions to the Offer.

Purchaser has reserved the right to increase the Offer Price and to waive any condition to the Offer or modify the terms of the Offer, except that the Minimum Condition may not be waived and, without the consent of Target, Purchaser will not reduce the number of Shares subject to the Offer, reduce the Offer Price (except adjustments to prevent dilution), add to or modify the conditions to the Offer in any manner adverse to the holders of Shares or change the form of consideration payable in the Offer.

Board of Directors

At any time after payment for Shares by Purchaser to consummate the Offer (the “Acceptance Time”), Purchaser is entitled to designate up to such number of directors, constituting at least a majority of the directors, as will give Purchaser representation on the Board of Directors equal to the product of (i) the number of directors and (ii) the percentage of the Shares held by the Purchaser and its affiliates (on a fully-diluted basis).  Target is required to, upon request of Purchaser, promptly take all actions necessary to cause Purchaser’s designees to be so elected or appointed in compliance with applicable law.  Target is required to use reasonable efforts to ensure that at least three of the current directors who qualify as “independent directors” under the listing requirements of NASDAQ and SEC rules and regulations remain members of the Board of Directors until the time when the Share Exchange occurs (the “Effective Time”).

The Share Exchange

The Share Exchange Agreement provides that, at the Effective Time each issued and outstanding Share (other than treasury stock, Shares held by the Purchaser Group, the Rollover Shares and Shares held by shareholders who exercise dissenters rights in accordance with the KBCA (collectively, the “Excluded Shares”) will be exchanged for the right to receive the Share Exchange Consideration.  As a result of the Share Exchange, Target will become a direct subsidiary of Purchaser.  Following the satisfaction or waiver of the conditions to the Share Exchange, Target and Purchaser will cause the articles of share exchange to be filed with the Secretary of State of the Commonwealth of Kentucky.

Purchaser expects that the Share Exchange will be consummated no later than two business days after all conditions to the Share Exchange, including, if necessary, the vote of Target’s shareholders in favor of the Share Exchange and the Share Exchange Agreement, have been satisfied or waived.

Directors and Officers of the Company Following the Effective Time

The officers and directors of Target immediately prior to the Effective Time will remain the officers and directors of the Company until their respective successors are duly elected and qualified.

Conversion of Shares

At the Effective Time, each Share (other than any Excluded Shares) issued and outstanding immediately prior to the Effective Time, will automatically be canceled and will cease to exist and will be converted into the right to receive the Share Exchange Consideration.  Each Share of Series A Preferred Stock that is directly owned by Target as treasury stock or by any member of the Purchaser Group will remain outstanding.

Holders of Shares may exercise dissenter rights with respect to the shares so long as they properly demand appraisal in accordance with the KBCA.

Exchange Fund

Before the Effective Time, Purchaser will appoint a bank or trust company reasonably acceptable to Target to act as paying agent.  At or immediately subsequent to the Effective Time, Purchaser shall cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate Share Exchange Consideration payable to the shareholders in connection with the Share Exchange, and with the Company, cash in an amount equal to any amounts ultimately required to be paid to the holders of Target stock options.

As promptly as reasonably practicable after the Effective Time, Purchaser will cause the paying agent to send to the holders of Shares a letter of transmittal and instructions advising them on how to surrender the certificates in exchange for the Share Exchange consideration.  The paying agent will pay such shareholders their respective Share Exchange Consideration (1) after they have surrendered their certificates to the paying agent and provided to the paying agent their signed letter of transmittal and any other items specified by the letter of transmittal or (2) upon receipt of an “agent’s message” by the paying agent in the case of book-entry transfer of uncertificated shares.  Interest will not be paid or accrue in respect of the Share Exchange Consideration and such amounts will be less any required withholding taxes.

All cash paid upon the surrender of certificates or the transfer of uncertificated shares shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such certificates or uncertificated shares, as applicable.  Upon the consummation of the Share Exchange and the settlement of transfers that occurred prior to the Effective Time, Target will close its stock ledger.  After that time, there will be no further transfer of Shares

If any cash deposited with the paying agent is not claimed within ninety (90) days following the Effective Time, such cash will be returned to Target upon demand, and any former holders who have not surrendered their certificates shall look only to Target for payment of their claim for the Share Exchange Consideration, without interest, upon due surrender of their certificates.

None of Purchaser, Target or the paying agent will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any certificates are not surrendered prior to the date on which the related Share Exchange Consideration would escheat to or become the property of any governmental entity, any such Share Exchange Consideration will, immediately prior to such time, become the property of Target, free and clear of all claims or interest.

Effect of the Offer and the Share Exchange on Stock Options and Restricted Stock.

Each Target stock option, whether or not then vested or exercisable, that is outstanding immediately prior to the time at which Purchaser accepts for payment the Shares pursuant to the Offer (the “Acceptance Time”) shall, as of immediately prior to the Acceptance Time, become fully vested, cancelled and in exchange therefor be converted into the right to receive a payment in cash equal to the product of (i) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share subject to such Target stock option, multiplied by (ii) the number of Shares for which such Target stock option shall not theretofore have been exercised; provided, that if the exercise price per share of any such Target stock option is equal to or greater than the Offer Price, such Target stock option shall be cancelled without any cash payment being made in respect thereof.

Immediately prior to the Acceptance Time, (i) each award of restricted stock shall vest in full and (ii) subject to such vesting of such restricted stock, the holder thereof shall have the right to tender (or to direct Target to tender on his or her behalf) such restricted stock then held into the Offer.

Target’s Nonemployee Director Deferred Stock Compensation Program under its 2005 Omnibus Incentive Compensation Plan shall be terminated as of the Acceptance Time, and each stock unit account that has not been fully-settled as of such time shall be settled via a lump sum cash payment promptly following the Acceptance Time, but in any event by no later than the day immediately preceding the closing date.  No additional stock units shall be credited to any stock unit account following the termination of the Deferred Stock Compensation Program.

Target and Purchaser shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to the foregoing paragraphs such amounts as are required to be deducted and withheld under applicable law.

Representations and Warranties

The Share Exchange Agreement contains customary representations and warranties made by Target and Purchaser to each other.  The statements embodied in those representations and warranties were made for purposes of the Offer, the Share Exchange and the Share Exchange Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Offer, the Share Exchange and Share Exchange Agreement.  In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the Share Exchange Agreement rather than establishing matters of fact.  For these reasons, you should not rely on the representations and warranties contained in the Share Exchange Agreement as statements of factual information.

The representations and warranties made by Target to Purchaser include representations and warranties relating to, among other things:

•                  due organization, power and good standing and other corporate matters;

•                  capitalization;

•                  subsidiaries and joint ventures;

•                  authorization, execution, delivery and enforceability of the Share Exchange Agreement and related matters;

•                  required consents and approvals, and no violations of agreements, governance documents or laws;

•                  absence of conflicts with, violations of or default under organizational documents, contracts, permits, or any liens upon the properties or assets of Target as a result of execution, delivery and performance of the Share Exchange Agreement;

•                  public SEC filings, financial statements, internal control and compliance with the Sarbanes-Oxley Act of 2002;

•                  the documents relating to the Offer, Schedule 14D-9, Schedule 13E-3 and the proxy statement (if any) in connection with the Share Exchange Agreement;

•                  absence of undisclosed liabilities;

•                  compliance with applicable laws and permits;

•                  tax matters, labor matters, employee benefit plans and ERISA compliance;

•                  affiliate transactions;

•                  the absence of certain changes or events since December 31, 2009;

•                  the absence of litigation;

•                  intellectual property;

•                  real and personal property;

•                  insurance;

•                  material contracts;

•                  finder’s and broker’s fees;

•                  the receipt of a fairness opinion from Target’s financial advisor;

•                  inapplicability of anti-takeover laws; and

•                  compliance with NASDAQ listing requirements and rules and regulations.

The representations and warranties made by Purchaser to Target include representations and warranties relating to, among other things:

•                  due organization, power and good standing and other corporate matters;

•                  authorization, execution, delivery and enforceability of the Share Exchange Agreement and related matters;

•                  required consents and approvals, and no violations of agreements, governance documents or laws;

•                  the accuracy of the information supplied for the Offer documents, Schedule 13E-3, Schedule 14D-9 and proxy statement (if any);

•                  availability of funds;

•                  operations of Purchaser;

•                  finder’s and broker’s fees; and

•                  related party transactions.

Many of Target’s representations and warranties are qualified by a “material adverse effect” standard.  For purposes of the Share Exchange Agreement, a “material adverse effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate, (i) has had, or is reasonably expected to have in the near term, a material adverse effect on or with respect to the business, financial condition or results of operation of Target and its subsidiaries taken as a whole, or (ii) that prevents or materially delays or materially impairs the ability of Target to consummate the Transactions; provided, however, that a material adverse effect does not include facts, circumstances, events, changes, effects or developments resulting from (A) any general deterioration in (I) the financial or securities markets or the economy in general or (II) the industries in which Target or any of its subsidiaries operates (other than changes in funding levels of, or service reductions by, any governmental entity) (B) any failure, in and of itself, by Target to meet any analyst projections or other internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Share Exchange Agreement (provided that the underlying factors contributing to such failure shall not be excluded), (C) changes in law, (D) any change in the price or trading volume of the Shares in and of itself (provided that the underlying factors contributing to such changes shall not be excluded), (E) changes in GAAP or the interpretation thereof, (F) acts of war or terrorism, or (G) any matter expressly disclosed on the disclosure schedules to the Share Exchange Agreement, but only in the case of clauses (A), (C), and (E) to the extent that such facts, circumstances, events, changes, effects or occurrences do not disproportionately impact Target or any of its subsidiaries.

Conduct of Business of Target

From and after the date of the Share Exchange Agreement through the Effective Time, Target shall, and shall cause its subsidiaries to, conduct their operations only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to maintain and preserve their business organization and good will of their customers, suppliers, third party payers, landlords and others and retain their key personnel.  In addition, from and after the date of the Share Exchange Agreement through the earlier of (i) such time as designees of Purchaser constitute at least a majority of the Board of Directors and (ii) the Effective Time, Target shall not, and shall not permit any of its subsidiaries to, do any of the following without the prior written consent of Purchaser:

•                  amend or modify any organizational or governing documents;

•                  (i) adjust, split, combine or reclassify any securities, (ii) make, declare or pay any dividend or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any securities, (iii) grant any person any right or option to acquire any securities, (iv) issue, deliver, pledge, dispose of or sell any securities (except pursuant to the exercise of the stock options outstanding on the date hereof) or (v) enter into any contract with respect to the sale, voting, registration or repurchase of any securities;

•                  amend, modify or waive any rights under any outstanding stock options or awards of restricted stock;

•                  acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof for a price in excess of $1,500,000 individually or $3,000,000 in the aggregate;

•                  sell, grant a license in, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets;

•                  adopt a plan of complete or partial liquidation or dissolution;

•                  merge, consolidate, restructure, recapitalize or reorganize;

•                  enter into, or amend, modify, or terminate, or waive any rights under, any material contract;

•                  incur, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify any indebtedness for borrowed money, enter into any “keep well” or other agreement to maintain any financial statement condition of another person;

•                  hire any new employee with an annual base salary in excess of $200,000, promote any employee to be an officer or member of senior management;

•                  increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor;

•                  adopt or enter into any collective bargaining agreement or other labor union contract, or take action to terminate the employment of any such employees that have an employment, severance or similar agreement or arrangement providing for the payment of any severance in excess of amounts generally provided to such employees;

•                  adopt, modify or increase the benefits under, or accelerate or settle the payment of benefits under, any Target benefit plan;

•                  make any capital expenditure in excess of $1,000,000;

•                  change any of its personnel policies in any material respect or revalue any material assets;

•                  fundamentally alter the businesses of the Company and its subsidiaries;

•                  fail to maintain or renew its material existing insurance policies or increase the premium on such policies or replacements thereof;

•                  (i) compromise, settle or agree to settle any pending or threatened suit, action, claim, obligation, proceeding or investigation, or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $1,000,000 in the aggregate, (ii) waive or assign any claims or rights of material value, (iii) waive any benefits of, or agree to modify in any respect, or, subject to the terms of the Share Exchange Agreement, knowingly fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar contract to which Target or any of its subsidiaries is a party or (iv) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, knowingly fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar contract to which the Company or any of its subsidiaries is a party;

•                  (i) make, revoke, terminate or amend any election relating to taxes, (ii) adopt any new policy, approach or method of accounting for taxes, or (iii) modify, amend or change any method of accounting related to taxes; or

•                  authorize, agree or commit to do any of the foregoing.

Solicitation

From and after the date of the Share Exchange Agreement through the fortieth (40th) day following such date (“Solicitation Period End-Date”), Target has the right to initiate and solicit proposals for the acquisition of at least 75% of its consolidated assets, equity interests, revenues, income or business (each, a “Solicited Proposal”), and to engage in any discussions or negotiations with respect thereto and to provide information regarding Target and its subsidiaries in connection therewith provided that the recipient has entered into an Acceptable Confidentiality Agreement (as defined below).

Other than (in the case of the matters described in clause (i) of this sentence) with respect to persons that submit Solicited Proposals prior to the Solicitation Period End-Date and continue to meet certain requirements set forth in the Share Exchange Agreement, including that the Special Committee determines in good faith that such proposal could reasonably be expected to result in a Superior Proposal (as defined below) (any person submitting such a Solicited Proposal, an “Excluded Party”), Target shall not (i) solicit any proposals for the acquisition of 15% or more of its consolidated assets, equity interests, revenues, income or business (each, an “Acquisition Proposal”) or engage in any discussions or negotiations with respect thereto or (ii) approve or recommend any Acquisition Proposal, or except as permitted in the Share Exchange Agreement, effect a Change of Recommendation (as defined below), or enter into any merger agreement, letter of intent, or other similar agreement relating to an Acquisition Proposal or enter into any agreement requiring Target to abandon, terminate or fail to consummate the Share Exchange Agreement or breach its obligations thereunder.

If at any time following the date of the Share Exchange Agreement and prior to the Acceptance Time, (i) Target has received a bona fide Acquisition Proposal for the acquisition of at least 75% of its consolidated assets, equity interests, revenues, income or business, (ii) such Acquisition Proposal did not result from a breach of the solicitation provisions of the Share Exchange Agreement, (iii) the person making the Acquisition Proposal has entered into an Acceptable Confidentiality Agreement with Target, (iv) the Special Committee determines in good faith, after consultation with its advisors, that such Acquisition Proposal constitutes or could reasonably be expected to result in a proposal that is for greater consideration than the Offer Price, more favorable to shareholders, reasonably likely to be consummated in a timely manner, is not subject to a financing contingency and has, or has firm underwritten commitments to obtain, sufficient funding (a “Superior Proposal”), (v) the Special Committee concludes in good faith, following consultation with outside counsel, that such action is necessary for the Special Committee to act in a manner consistent with its fiduciary duties, then Target may:

•                  furnish information with respect to Target and its subsidiaries to the person making such Acquisition Proposal; and

•                  participate in discussions or negotiations regarding such Acquisition Proposal.

Target is required to keep Purchaser fully informed on a current basis (and in any event no later than within twenty-four (24) hours) at all times of any material developments, discussions or negotiations or of any modifications or proposed modifications to any Acquisition Proposal, indication, inquiry or request (including the terms and conditions thereof and of any modifications thereto), and any material developments, discussions and negotiations, including furnishing Purchaser with copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions.  Without limiting the foregoing, Target must notify Purchaser within 24 hours:

•                  if it receives any Acquisition Proposal or written or oral indication by any Person that it is considering making an Acquisition Proposal, any request for information relating to Target or any of its Subsidiaries (other than ordinary course requests unrelated to an Acquisition Proposal), or any receipt of an amendment or proposed amendment to any Acquisition Proposal, which notice must indicate the identity of such Person and be accompanied by a copy of such Acquisition Proposal, inquiry or request (or, where no such copy is available, a detailed written description of such Acquisition Proposal, inquiry or request);

•                  if it determines to provide information or to engage in discussions or negotiations concerning an Acquisition Proposal; and

•                  after any Excluded Party ceases to be an Excluded Party.

Target shall not:

•                  enter into any confidentiality agreement, except for a confidentiality agreement which contains confidentiality and standstill provisions that are no less favorable to Target than those contained in the form of confidentiality agreement attached to the Share Exchange Agreement.  (“Acceptable Confidentiality Agreement”);

•                  be a party to any agreement that prohibits Target from providing to Purchaser any information provided to any person pursuant to an Acceptable Confidentiality Agreement; or

•                  terminate, waive, amend or modify any provision under any standstill or confidentiality agreement to which it is a party.

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

If (i) an event, fact, circumstance, development or occurrence (an “Intervening Event”) that affects the business, assets or operations of Target that is unknown to the Special Committee as of September 6, 2010 becomes known to the Special Committee prior to the Acceptance Time, or (ii) Target receives a Superior Proposal, the Special

Committee may, prior to the Acceptance Time, if it determines in good faith, after consultation with outside legal counsel, that not taking such action would be inconsistent with its fiduciary duties under applicable law:

•                  (x) withdraw, modify or qualify the recommendation to the shareholders that the shareholders accept the Offer and tender their Shares (“Change in Recommendation”);

•                  (y) only in the case of clause (ii) above, approve or recommend such Superior Proposal;

•                  (z) only in the case of clause (ii) above, terminate the Share Exchange Agreement to enter into a definitive agreement with respect to such Superior Proposal, subject to payment of the Break-Up Fee (as defined below) to Purchaser;

However, the Special Committee may not engage in the actions set forth in clause (y) or (z) above unless such Superior Proposal did not result from a breach by Target of solicitation provisions of the Share Exchange Agreement and the Special Committee may not engage in the actions set forth in clauses (x), (y) and (z) above unless Target shall:

•                  have provided notice to Purchaser of its intention to take any such action at least four calendar days or two business days, whichever is longer, in advance (the “Notice Period”) of such action and provide the details of such Intervening Event or the material terms and conditions of any such Superior Proposal and all relevant transaction documents; and

•                  during the Notice Period, negotiate with Purchaser in good faith to make adjustments in the terms and conditions of the Share Exchange Agreement.

Target shall not take any action to exempt any person (other than Purchaser) from any anti-takeover statute law of any jurisdiction that may purport to be applicable to the Share Exchange Agreement or the transactions contemplated thereby or cause any restrictions therein not to apply.

The Purchaser and the Purchaser Group have waived and released the right of first refusal they hold under Article VI.C.5(g) of Target’s Amended and Restated Articles of Incorporation, as amended, with respect to a definitive acquisition agreement for a Superior Proposal that Target enters into in accordance with the Share Exchange Agreement where Target has terminated the Share Exchange Agreement in connection with, and prior to its entry into, such definitive agreement.

Shareholder Meeting; Proxy Material

Target shall take all actions necessary to hold a shareholder meeting for this purpose as promptly as reasonably practicable following the Acceptance Time.  In connection with the shareholder meeting, Target will prepare and file a proxy statement and any amendments to the Schedule 13E-3 no later than five business days after the expiration date of the Offer.

Efforts

Subject to the terms and conditions set forth in the Share Exchange Agreement, each of the parties to the Share Exchange Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Share Exchange Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petition, statements, registrations and submissions of information and applications and other documents, such as the filing of a notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and all other additional actions related to the expiration or termination of the applicable waiting periods with respect to the transactions contemplated by the Share Exchange Agreement.

In no event, however, shall Purchaser be required to (i) dispose, transfer or hold separate, or cause any of its affiliates to dispose, transfer or hold separate material assets or operations or cause Target to dispose of any material assets, (ii) discontinue or cause any of its affiliates to discontinue offering any product or service or (iii) make or cause any of its affiliates to make any commitment regarding its future operations or the operations of Target, and Target shall not commit or consent to any such restriction with respect to itself without the consent of Purchaser.

Purchaser has agreed that as of the Effective Time, the amount of Target’s net funded indebtedness, calculated on a pro forma basis to give effect to the Offer and the Share Exchange, as of the last day of Target’s most recently ended fiscal quarter preceding the Effective Time, will not exceed 3.5 multiplied by Target’s consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the most recently ended four consecutive fiscal quarters.  In addition, for a period of two (2) years after the Effective Time, Target will not incur indebtedness to fund cash dividends or distributions with respect to equity interests to, or purchases of equity interests from, its equity holders if and to the extent that the amount of Target’s net funded indebtedness from all sources, calculated on a pro forma basis to give effect to such transactions as of the last day of the most recently ended fiscal quarter preceding the closing of such transactions, would exceed 3.5 multiplied by Target’s consolidated EBITDA for the most recently ended four consecutive fiscal quarters.

Conditions to the Share Exchange

Each party’s obligation to consummate the Share Exchange is subject to the satisfaction or waiver of the following conditions:

•                  approval of the Share Exchange Agreement and the Transactions by affirmative vote of a majority of the outstanding Shares and an affirmative vote of the majority of the Series A Preferred Stock;

•                  no governmental entity shall have enacted, issued or entered any law, restraining order, preliminary or permanent injunction or similar order or legal restraint or prohibition (a “Restraint”) which remains in effect that prohibits, makes illegal, enjoins or prevents the Share Exchange, and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Share Exchange and the transactions contemplated thereby shall have been obtained and shall be in effect at the Effective Time; and

•                  the Acceptance Time shall have occurred and the Purchaser has accepted for payment Shares pursuant to the Offer.

Termination of the Share Exchange Agreement

The Share Exchange Agreement may be terminated and the Offer and the Share Exchange may be abandoned at any time prior to the Effective Time:

•                  by mutual written consent of Target and Purchaser;

•                  by either Target or Purchaser:

•                  If the Acceptance Time shall not have occurred within four months after the date of the Share Exchange Agreement (the “Outside Date”), unless the failure of the Acceptance Time is principally the result of, or caused by, the failure of the party seeking to exercise such termination right to perform or observe any of the covenants or agreements of such party set forth in the Share Exchange Agreement;

•                  if any Restraint prohibiting, making illegal enjoining or preventing the Offer or the Share Exchange shall be in effect and shall have become final and nonappealable;

•                  the Offer expires without the occurrence of the Acceptance Time as a result of the failure of the Minimum Condition and/or one or more of the other conditions to the Offer;

or by Target, prior to the Acceptance Time:

•                  if a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in the Share Exchange Agreement shall have occurred which would prevent Purchaser from consummating the Transactions, and such breach is incapable of being cured by the Outside Date; provided, that Target is not then in material breach of this Agreement; and

•                  to enter into a definitive agreement with respect to a Superior Proposal in accordance with the solicitation provisions of the Share Exchange Agreement.

by Purchaser, prior to the Acceptance Time (the “Purchaser Termination Rights”):

•                  if Target shall have breached or failed to perform any of its representations, warranties, covenants or agreements, which breach or failure to perform would result in certain conditions to the Offer to occur and is not cured, or is incapable of being cured, by Target within ten (10) calendar days following receipt of written notice of such breach or failure to perform from Purchaser (or, if the Outside Date is less than ten (10) calendar days from the notice by Purchaser, is not cured, or is incapable of being cured, by Target by the Outside Date); and

•                  if (i) a Change of Recommendation shall have occurred, (ii) Target or the Special Committee shall (A) approve, adopt or recommend any Acquisition Proposal or (B) approve or recommend, or enter into or allow Target or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an Acquisition Proposal, (iii) within three (3) business days of a written request by Purchaser for Target to reaffirm the recommendation from the Special Committee that the Share Exchange Agreement and the Transactions are fair, advisable and in the best interests of Target and its shareholders, and that the holders of Shares accept the Offer (the “Recommendation”) following the date any Acquisition Proposal or any material modification thereto is first published or sent or given to Target’s shareholders, or otherwise Target fails to issue a press release that reaffirms the Recommendation; (iv) Target or the Special Committee (or any committee thereof) shall authorize or publicly propose any of the foregoing; or (v) if Target shall have breached or failed to perform any of its obligations under the solicitation provisions of the Share Exchange Agreement.

If the Share Exchange Agreement is terminated and the Share Exchange is abandoned, except for (i)  provisions relating to termination and fees and expenses, (ii) certain miscellaneous provisions, and (iii) liabilities relating to damages from willful or material breach, the Share Exchange Agreement will be void and have no effect without any liability on the part of any party.

Fees and Expenses

The filings fees and expenses incurred in connection with any regulatory filings, including filings under any antitrust laws and the filing, printing and mailing expenses associated with the Schedule TO and other documents related to the Offer, the Schedule 13E-3, the Schedule 14D-9 and Target’s proxy statement in connection with the Transactions (if any) shall be shared equally by Purchaser and Target.  All other fees and expenses incurred in connection with this Agreement, the Offer, the Share Exchange and the other Transactions, shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Share Exchange is consummated.

If the Share Exchange Agreement is terminated by the Purchaser pursuant to one of the Purchaser Termination Rights, or by Target in order to enter into a definitive agreement with respect to a Superior Proposal, then Target shall make a cash payment to Purchaser in an amount equal to $13,695,273 (the “Break-Up Fee”), except that the Break-Up Fee shall be $9,130,182 if Target terminates the Share Exchange Agreement in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal.

If the Share Exchange Agreement is terminated by Purchaser or Target because (i) the Acceptance Time did not occur within the Outside Date or, (ii) the Offer expired without the occurrence of the Acceptance Time as a result of a failure of the Minimum Condition and/or one of the other conditions to the Offer and, following the date of the Share Exchange Agreement and at or prior to the time of the termination of the Share Exchange Agreement, an Acquisition Proposal shall have been made and within 12 months of the date of termination of the Share Exchange Agreement,

Target enters into a letter of intent, memorandum of understanding or definitive agreement with respect to or consummates that or another Acquisition Proposal, then Target shall pay the Break-up Fee to Purchaser.

Employees

Purchaser currently intends to continue the employment of Target’s employees on the same terms and conditions as are currently in effect, including with respect to salaries, severance benefits and other compensation benefits, exclusive of equity awards.

Indemnification and Insurance

From and after the Effective Time, Purchaser will cause Target to assume the obligations with respect to indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of current or former directors or officers of Target and Purchaser will indemnify the current or former directors or officers of Purchaser against any claims arising out of actions taken by them in such capacities in connection with the transactions contemplated by the Share Exchange Agreement.  In addition, from and after the Effective Time, if Purchaser or Target consolidates, merges or transfers all its stock, properties or assets to any person, then proper provision will be made so that the successors or assigns of Purchaser of Target will succeed to these indemnification obligations.

For six years after the Acceptance Time, Target will maintain in effect the current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by Target’s insurance policies on terms no less favorable than those of such policy in effect on the date of the Share Exchange Agreement.  Target may also substitute insurance policies providing at least the same coverage and on terms no less favorable to the covered persons.  Target will not be obligated to pay more than 300% of the annual premiums currently paid by Target for such insurance.  Instead of the foregoing insurance coverage, Target may purchase “tail” insurance coverage on terms no less favorable than that described above.

Other Covenants

The Share Exchange Agreement contains other covenants, including covenants relating to:

•                  access to information and confidentiality;

•                  public announcements;

•                  notifications of certain matters;

•                  anti-takeover statutes;

•                  shareholder litigation; and

•                  stock exchange de-listing.

Amendment, Extension and Waiver

The parties may amend the Share Exchange Agreement at any time prior to the Effective Time; provided, however, that from the Acceptance Time until shareholder approval of the Share Exchange has been obtained, the Share Exchange Agreement may not be amended in a manner that would adversely affect the right of Target’s shareholders to receive the Share Exchange Consideration; and, provided, further, that after Target has obtained shareholder approval, there shall be no amendment that by law requires further approval by Target’s shareholders (without such further approval).

Voting Agreement

Concurrently with the execution and delivery by Purchaser and Target of the Share Exchange Agreement, Target and Onex Partners LP, Onex American Holdings II LLC, Onex US Principals LP and Rescare Executive Investco LLC (collectively, the “Onex Shareholders”) entered into the Voting Agreement pursuant to which the Onex Shareholders agreed to vote the Shares and Series A Preferred Stock held by them (the “Voting Agreement Shares”) (i) in favor of adopting the Share Exchange Agreement or (ii) in favor of approving the definitive acquisition agreement between Target and a third party relating to a Superior Proposal, subject to certain requirements and conditions including that Target shall have paid the applicable Break-Up Fee to Purchaser in accordance with the Share Exchange Agreement.  In addition, pursuant to the Voting Agreement, the Onex Shareholders have agreed not to transfer the Voting Agreement Shares other than pursuant to a tender offer or sale under Rule 144 promulgated under the Securities Act.  The Voting Agreement will terminate (v) the consummation of the Share Exchange; (w) the termination of the Share Exchange Agreement for reasons other than arising from Target’s approval of a superior proposal; (x) after the consummation or termination of the agreement with respect to, or vote upon a superior proposal; (y) six months after an agreement with respect to a superior proposal is signed, or (z) if Purchaser terminates the Share Exchange Agreement, Target does not sign an alternative agreement with a third party within five days of a change of recommendation by the Board of Directors.

Onex Guarantee

Concurrently with the execution and delivery by Purchaser and Target of the Share Exchange Agreement, Onex Partners III LP delivered the Onex Guarantee to Target pursuant to which it irrevocably and unconditionally guaranteed the performance of Purchaser’s obligations under the Share Exchange Agreement at or prior to the Effective Time, if, as and when such obligations become due, but in all cases subject to the satisfaction of the Minimum Condition and the satisfaction or waiver at or prior to the Acceptance Time of each of the other conditions to Purchaser’s obligation to consummate the Offer.

7.              Dissenters’ Rights; Rule 13e-3

Dissenters’ Rights.  Shareholders do not have dissenters’ rights as a result of the Offer.  However, if the Offer is completed, the Share Exchange will be consummated and each shareholder who has neither voted in favor of the Share Exchange nor consented thereto in writing, and who follows applicable procedures required under the KBCA, will be entitled to a judicial appraisal of the fair value of the shareholder’s Shares.  This appraisal would be made by the Circuit Court for Jefferson County (Kentucky).  “Fair value” means the value of the Shares immediately before the Share Exchange, excluding any appreciation or depreciation in anticipation of the Share Exchange unless exclusion would be inequitable.  The court may base its determination of fair value upon considerations other than or in addition to the market value of the Shares, including, among other things, asset values and earning capacity.  The value so determined could be more or less than the consideration to be paid in the Offer and the Share Exchange, but cannot be less than $10.14 per Share, which is the last reported sales price of a Share on August 13, 2010, the last trading day before the public announcement of the submission by Onex Corporation to the Board of Directors of a proposal to acquire the Shares not held by the Purchaser Group.  Interest will accrue on the fair value of the Shares for the period from the date of the Share Exchange to the date of payment at a rate equal to the average rate being paid by Target on its principal bank loans.  If any shareholder who demands appraisal under Subtitle 13 of the KBCA fails to follow the steps required by Subtitle 13 of the KBCA for perfecting dissenters’ rights, such shareholder’s dissenters’ rights would be lost and the Shares of such shareholder will be converted into the consideration paid in the Share Exchange.  The foregoing discussion is not a complete statement of law pertaining to dissenters’ rights under the KBCA and is qualified in its entirety by the full text of Subtitle 13 of the KBCA, which is set forth in Schedule D attached to this Offer to Purchase.

Dissenters’ rights cannot be exercised at this time.  The information set forth above is for informational purposes only with respect to alternatives available to shareholders if the Share Exchange is consummated.  Shareholders who will be entitled to dissenters’ rights in connection with the Share Exchange will receive additional information concerning dissenters’ rights and the procedures to be followed in connection therewith before such shareholders have to take any action relating thereto.

Shareholders who tender shares in the Offer will not be entitled to exercise dissenters’ rights but, rather, will receive the price paid in the Offer for their Shares.

Rule 13e-3.  Because Purchaser is an affiliate of Target, the Transactions constitute a “going private” transaction under Rule 13e-3 under the Exchange Act.  Rule 13e-3 requires, among other things, that certain financial information concerning Target and certain information relating to the fairness of the Offer and the Share Exchange and the consideration offered to unaffiliated shareholders be filed with the SEC and disclosed to unaffiliated shareholders.  Purchaser has provided such information in this Offer to Purchase and a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 and the exhibits thereto filed with the SEC pursuant to Rules 14d-3 and 13e-3 under the Exchange Act.

8.              Transactions and Arrangements Concerning the Shares

Except as set forth above under the “Introduction,” or on Schedule C hereto, none of the Onex Investors or, to the best of their knowledge, any person listed in Schedule A or Schedule B hereto or any associate or majority-owned subsidiary of any of the foregoing, beneficially owns any Shares.

Other than as described in this Offer to Purchase or as may have been issued by any pension, profit-sharing, compensation or similar plan of Target, no transactions in the Shares have been effected during the past 60 days by any of the Onex Investors or, to the best of their knowledge, any associate or controlled subsidiary of any of the Onex Investors, Target or any person listed in Schedule A or Schedule B hereto.

9.              Related Party Transactions

Target is party to a management services agreement with Onex Partners Manager, LP, an affiliate of Onex Partners LP under which Onex Partners Manager is retained to advise and assist Target’s management and the Board of Directors from time to time on business and financial matters.  Under the agreement, Target pays an annual management fee of $350,000.  The agreement will remain in effect until Onex Partners and its affiliates no longer hold at least 26,452 shares of Series A Preferred Stock.

Pursuant to Target’s Amended and Restated Articles of Incorporation, as amended, holders of Series A Preferred Stock, all of which is held by the Onex Investors, are entitled to elect two directors to the Board of Directors.  Mr. Le Blanc and Mr. Gronefeld were elected by the holders of the Series A Preferred Stock in accordance with Target’s Amended and Restated Articles of Incorporation.

In connection with the sale of the Series A Preferred Stock to members of the Purchaser Group in 2004, Target and such members of the Purchaser Group entered into a Registration Rights Agreement dated as of March 10, 2004, which requires Target to register the sale of the Shares, and shares issuable upon the conversion of the Series A Preferred Stock, held by them with the SEC under the Securities Act of 1933, subject to certain conditions contained therein.

See “Special Factors—Section 6.  Summary of the Share Exchange Agreement, the Voting Agreement and the Onex Guarantee—Effect of the Offer and Share Exchange on Stock Options and Restricted Stock; Indemnification and Insurance.”

None of the Onex Investors has purchased any Shares within the past two years.

In connection with the Share Exchange Agreement, Ralph G.  Gronefeld, Jr., Patrick G.  Kelley, David W.  Miles, Nina P.  Seigle, Michael Reibel, Nelda Taylor, David Waskey, George Watts, Steve Brunet, Jane Steur, Richard Myers, Richard L.  Tinsley and David Rhodes (collectively, the “Rollover Investors”) have agreed that, if the Offer is consummated, they will transfer all of the Shares held by them, net of Shares surrendered to satisfy tax withholding obligations, to Purchaser in exchange for equity interests in Purchaser, with such Shares valued at the Offer Price.  It is expected that some other members of management of Target not including any current director of

Target will also be permitted to (but not required to) rollover Shares into equity of Purchaser on the same basis.  Any such contributions would only be made at such time as the conditions to the Share Exchange are satisfied or waived and would not be made in connection with the Offer.  The Rollover Investors’ current share ownership prior to the Share Exchange and anticipated ownership after the Share Exchange is displayed in the below table.

	Prior to Share Exchange		Post Share Exchange
Rollover Investors	Shares	(%)	(%)
Ralph G. Gronefeld, Jr.(1)	320,365	0.936%	1.775%
Patrick G. Kelley	4,565	0.013%	0.025%
David W. Miles	15,570	0.045%	0.086%
Nina P. Seigle	3,750	0.011%	0.021%
Michael Reibel	1,148	0.003%	0.006%
Nelda A. Taylor	7,500	0.022%	0.042%
David S. Waskey	2,594	0.008%	0.014%
George Watts	4,854	0.014%	0.027%
Steve Brunet	0	0.000%	0.000%
Jane Steur	0	0.000%	0.000%
Richard L. Myers	2,500	0.007%	0.014%
Richard L. Tinsley	3,049	0.009%	0.017%
David Rhodes	1,718	0.005%	0.010%

(1)   Includes 3,763 shares held by the Retirement Savings Plan over which Mr. Gronefeld has no voting power but does have investment power, and 700 shares held in his wife’s IRA for which Mr. Gronefeld holds neither voting nor investment power.

THE OFFER

1.              Terms of the Offer

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), Purchaser will accept for payment and pay for all Shares validly tendered prior to the Expiration Date (as defined below) and not withdrawn in accordance with “The Offer — Section 4.  Withdrawal Rights.”  Purchaser will borrow and/or obtain from affiliates of Onex Corporation sufficient funds to purchase all Shares validly tendered and not withdrawn in the Offer.  The term “Expiration Date” means 5:00 p.m., New York City time, on November 5, 2010, unless and until Purchaser has extended the period of time during which the Offer is open, in which event the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended by Purchaser, expires.

The Offer is conditioned upon the satisfaction of the Minimum Condition and the satisfaction or waiver of other conditions discussed in “The Offer — Section 11.  Conditions to the Offer.” If these conditions are not satisfied prior to the Expiration Date, Purchaser expressly reserves the right (but will not be obligated), in its sole discretion, subject to complying with applicable law and the rules and regulations of the SEC and to the terms and conditions of the Share Exchange Agreement, to (i) delay acceptance for payment of, or (regardless of whether such Shares were theretofore accepted for payment) payment for, any tendered Shares or decline to purchase any Shares tendered in the Offer, terminate the Offer and return all tendered Shares to the tendering shareholders, (ii) waive any or all conditions to the Offer (other than the Minimum Condition) and, to the extent permitted by applicable law, purchase all Shares validly tendered, (iii) extend the period during which the Offer is open for any reason by giving oral or written notice of the extension to the Depositary and by making a public announcement of the extension in the manner described below and, subject to the right of shareholders to withdraw Shares until the Expiration Date, retain all Shares which have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by a public announcement thereof, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.  Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement.

If Purchaser is delayed in its payment for, the Shares or is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer, the Depositary may retain tendered Shares on behalf of Purchaser, and such Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in “The Offer — Section 4.  Withdrawal Rights.” However, the ability of Purchaser to delay the payment for Shares which Purchaser has accepted for payment is limited by Rule l4e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by, or on behalf of, holders of securities promptly after the termination or withdrawal of the Offer.

If Purchaser makes a material change in the terms of the Offer, or if it waives a material condition to the Offer, Purchaser will extend the Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 promulgated under the Exchange Act.  The minimum period during which an Offer must remain open following material changes in the terms of the Offer, other than a change in price or a change in the percentage of securities sought or a change in any dealer’s soliciting fee, will depend upon the facts and circumstances, including the materiality of the changes.  A minimum 10-business day period from the date of such change is generally required to allow for adequate dissemination of new information to shareholders in connection with a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer’s soliciting fee.  For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m.  through 12:00 midnight, Eastern time.  The requirement to extend the Offer will not apply to the extent that the number of business days remaining between the occurrence of the change and the then-scheduled Expiration Date equals or exceeds the minimum extension period that would be required because of such amendment.

After the expiration of the Offer, if all the conditions to the Offer have been satisfied or waived (to the extent waivable), pursuant to Rule 14d-11 under the Exchange Act, Purchaser may elect, in its sole discretion, to provide a subsequent offering period (a “Subsequent Offering Period”) pursuant to which Purchaser may add a period of at least three, but not more than 20, business days to permit additional tenders of Shares not tendered during the period of the Offer prior to the Expiration Date.  If Purchaser decides to provide for a Subsequent Offering Period, Purchaser will make an announcement to that effect by issuing a press release no later than 9:00 a.m., New York City time, on the next business day after the Expiration Date.  If Purchaser elects to provide a Subsequent Offering Period, it expressly reserves the right, in its sole discretion, to extend the Subsequent Offering Period by any period or periods by giving oral or written notice of such extension to the Depositary.  During a Subsequent Offering Period, tendering shareholders will not have withdrawal rights.  See “The Offer — Section 4.  Withdrawal Rights.”

Purchaser has requested and received from Target a copy of Target’s shareholder list and security position listings for the purpose of disseminating the Offer to shareholders and has commenced mailing of this Offer to Purchase, the related Letter of Transmittal and other related documents to record holders of Shares and to brokers, dealers, commercial banks, trust companies and other nominees whose names appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.

Purchaser reserves the right to transfer or assign to one or more of its affiliates, in whole or from time to time in part, the right to purchase all or any portion of the Shares tendered into the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

2.              Acceptance for Payment and Payment for Shares

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), and the satisfaction or waiver of all the conditions to the Offer discussed in “The Offer — Section 11.  Conditions to the Offer” (if waivable), Purchaser will accept for payment and will pay for all Shares validly tendered on or prior to the Expiration Date and not withdrawn pursuant to the Offer promptly after the Expiration Date, provided that the Offer has not been terminated by such date.  If there is a Subsequent Offering Period following the Offer, Purchaser will accept and promptly pay for all Shares as they are tendered in the Subsequent Offering Period.  Subject to compliance with Rule l4e-1(c) under the Exchange Act, Purchaser expressly reserves the right to delay payment for Shares in order to comply in whole or in part with any applicable law.  See “The Offer — Section 13.  Certain Legal Matters; Regulatory Approvals.”

In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the “Share Certificates”) or confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures discussed in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares,” (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares” of this Offer to Purchase) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not withdrawn, if and when Purchaser gives written notice to the Depositary of Purchaser’s acceptance for payment of such Shares pursuant to the Offer.  Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering shareholders whose Shares have been accepted for payment.  If, for any reason whatsoever, acceptance for payment of any Shares tendered pursuant to the Offer is delayed, or if Purchaser is unable to accept for payment Shares tendered pursuant to the Offer, then, without prejudice to Purchaser’s rights discussed in “The Offer — Section 1.  Terms of the Offer,” the Depositary may, nevertheless retain tendered Shares, on behalf of Purchaser, and such Shares may not be withdrawn, except to the extent that the tendering shareholders are entitled to withdrawal rights as described in “The Offer — Section 4.  Withdrawal Rights” and as otherwise required by Rule 14e-1(e) under the Exchange Act.

Under no circumstances will interest on the Offer Price for Shares be paid, regardless of any delay in making such payment.

If any tendered Shares are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if Share Certificates are submitted evidencing more Shares than are tendered, Share Certificates evidencing unpurchased Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedure discussed in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares,” such Shares will be credited to an account maintained at the Book-Entry Transfer Facility), promptly following the expiration or termination of the Offer.

3.              Procedures for Accepting the Offer and Tendering Shares

Valid Tenders.  In order for a shareholder validly to tender Shares pursuant to the Offer, either (i) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase, and either the Share Certificates evidencing tendered Shares must be received by the Depositary at such address or such Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case on or prior to the Expiration Date, or (ii) the tendering shareholder must comply with the guaranteed delivery procedures described below.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation.  The Agent’s Message states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that are the subject of such Book-Entry Confirmation that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against such participant.

Book-Entry Transfer.  The Depositary established an account with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of the Initial Offer to Purchase.  Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make a book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary’s account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures for such transfer.  However, although delivery of Shares may be effected through book-entry transfer at the Book-Entry Transfer Facility, either the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedure described below.

Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Signature Guarantees.  No signature guarantee is required on the Letter of Transmittal if the (i) Letter of Transmittal is signed by the registered holder of the Shares tendered therewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal or (ii) Shares are tendered for the account of a firm that is participating in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution,” and collectively, “Eligible Institutions”).  In all other cases, all signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution.  See Instruction 1 of the Letter of Transmittal.  If a Share Certificate is registered in the name of a person other than the signatory of the Letter of Transmittal, or if payment is to be made or delivered to, or a Share Certificate not accepted for payment or not tendered is to be issued, in the name of, a person other than the registered holder, then the Share Certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name of the registered holder appears on the Share Certificate, with the signature on such Share Certificate or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal.  See Instructions 1 and 5 of the Letter of Transmittal.

Guaranteed Delivery.  If a shareholder desires to tender Shares pursuant to the Offer and the Share Certificate(s) evidencing such shareholder’s Shares are not immediately available, or if such shareholder cannot deliver the Share Certificate(s) and all other required documents to the Depositary prior to the Expiration Date, or if such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered; provided that all of the following conditions are satisfied:

•                  such tender is made by or through an Eligible Institution;

•                  a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, is received prior to the Expiration Date by the Depositary as provided below; and

•                  the Share Certificate(s) (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by the Letter of Transmittal, are received by the Depositary within three NASDAQ trading days after the date of such Notice of Guaranteed Delivery.  A “NASDAQ trading day” is any day on which NASDAQ is open for business.

The Notice of Guaranteed Delivery may be transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution substantially in the form set forth in the form of Notice of Guaranteed Delivery made available by Purchaser.

In all cases, Shares will not be deemed validly tendered unless a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message in lieu of a Letter of Transmittal is received by the Depositary.

The method of delivery of Share Certificates, the Letter of Transmittal and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation).  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser in its sole discretion, which determination will be final and binding on all parties.  Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful.  Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders.  No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of Purchaser.  None of Purchaser, the Depositary, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.  Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

Other Requirements.  By executing the Letter of Transmittal as set forth above, a tendering shareholder irrevocably appoints designees of Purchaser as such shareholder’s proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder’s rights with respect to the Shares tendered by such shareholder and accepted for payment by Purchaser (including, with respect to any and all other Shares or other securities issued or issuable in respect of such Shares, on or after the date of the Initial Offer to Purchase).  All such proxies will be considered coupled with an interest in the tendered Shares.  Such appointment will be effective when, and only to the extent that, Purchaser accepts such Shares for payment.  Upon such acceptance for payment, all prior proxies given by such shareholder with respect to such Shares (and such other Shares and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed by such shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto.  The designees of Purchaser will, with respect to the Shares and other securities for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual or special meeting of Target’s shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise.  Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s payment for such Shares, Purchaser must be able to exercise full voting rights with respect to such Shares.

The tender of Shares pursuant to any one of the procedures described above will constitute the tendering shareholders acceptance of the Offer, as well as the tendering shareholder’s representation and warranty that such shareholder has the full power and authority to tender and assign the Shares tendered, as specified in the Letter of Transmittal.  Purchaser’s acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and Purchaser upon the terms and subject to the conditions of the Offer.

Backup Withholding.  Under the backup withholding provisions of United States federal income tax law, the Depositary may be required to withhold 28% of the amount of the gross proceeds of the Offer.  In order to prevent backup United States federal income tax withholding with respect to payments to U.S.  Holders (as defined under “The Offer — Section 5.  Certain United States Federal Income Tax Consequences”) of the Offer Price for Shares purchased pursuant to the Offer, each such U.S.  Holder must provide the Depositary with such U.S.  Holder’s correct taxpayer identification number (“TIN”) and certify that such U.S.  Holder is not subject to backup withholding by completing the Form W-9 in the Letter of Transmittal, or otherwise establish that such U.S.  Holder is not subject to backup withholding.  Certain U.S.  Holders (including, among others, all corporations) are not subject to backup withholding.  If a U.S.  Holder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a penalty on the U.S.  Holder and the payment of cash to the U.S.  Holder pursuant to the Offer may be subject to backup withholding.  Non-U.S.  Holders should complete and sign an applicable Form W-8 (a copy of which may be obtained from the Depositary), or otherwise establish that such Non-U.S.  Holder is not subject to backup withholding, in order to avoid backup withholding.  See Instruction 8 of the Letter of Transmittal.

4.              Withdrawal Rights

Tenders of Shares made pursuant to the Offer are irrevocable, except that such Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after December 6, 2010.

For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase.  Any such notice of withdrawal must specify the name, address and TIN of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares.  If Share Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of an Eligible Institution.  If Shares have been tendered pursuant to the procedure for book-entry transfer as discussed in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares,” any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.

If Purchaser extends the Offer, is delayed in its acceptance for payment of Shares or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer, the Depositary may, nevertheless, on behalf of Purchaser, retain tendered Shares and such Shares may not be withdrawn, except to the extent that tendering shareholders are entitled to withdrawal rights as described herein.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding.  None of Purchaser, the Depositary, the Information Agent or any other person will be under duty to give notification of any defects or irregularities in any notice of withdrawal nor incur any liability for failure to give any such notification.

Withdrawals of Shares may not be rescinded.  Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer.  However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date or during any Subsequent Offering Period by following one of the procedures described in “The Offer — Section 3.  Procedures for Accepting the Offer and Tendering Shares.”

No withdrawal rights will apply to Shares tendered during a Subsequent Offering Period and no withdrawal rights apply during the Subsequent Offering Period with respect to Shares tendered in the Offer and accepted for payment.  See “The Offer — Section 1.  Terms of the Offer.”

Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or payment for, Shares in order to comply in whole or in part with any applicable law.  If Purchaser is delayed in its acceptance for payment of, or payment for, Shares or is unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to Purchaser’s rights under the Offer (including such rights as are discussed in “The Offer — Section 1.  Terms of the Offer” and “The Offer — Section 11.  Conditions to the Offer”) (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Depositary may, nevertheless, on behalf of Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent tendering stockholders are entitled to exercise, and duly exercise, withdrawal rights as described above.

5.              Certain United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the Offer and the Share Exchange relevant to U.S.  Holders and Non-U.S.  Holders (each as defined below).  The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing United States Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect).  This discussion applies only to U.S.  Holders and Non-U.S.  Holders that hold Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply to Shares acquired pursuant to the exercise of employee stock options or otherwise as compensation, Shares held as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, or to certain types of holders (including, without limitation, financial institutions, insurance companies, partnerships and other pass-through entities, United States expatriates, holders subject to the alternative maximum tax under the Code, tax-exempt organizations and dealers in securities) that may be subject to special rules.  This discussion does not address the effect of any United States federal estate or gift tax laws, as well as any state, local, non-United States or other tax laws.

For the purposes of this discussion, a U.S.  Holder is a beneficial owner of Shares that tenders Shares in the Offer and has such Shares accepted for payment pursuant to the Offer, or exchanges Shares for cash pursuant to the Share Exchange, and is:  (i) an individual who is a United States citizen or resident for United States federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax regardless of its source, or (iv) a trust if (a) a United States court is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.  A Non-U.S.  Holder is a beneficial owner of Shares that tenders Shares in the Offer and has such Shares accepted for payment pursuant to the Offer, or exchanges Shares for cash pursuant to the Share Exchange, and that is not a U.S.  Holder or a partnership or other pass-through entity.

EACH U.S.  HOLDER AND NON-U.S.  HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE OFFER AND THE SHARE EXCHANGE, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

U.S.  Holders

Sale of Shares.  The receipt of cash for Shares pursuant to the Offer or the Share Exchange by a U.S.  Holder will be a taxable transaction for United States federal income tax purposes.  For United States federal income tax purposes, a U.S.  Holder that sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Share Exchange will recognize capital gain or loss equal to the difference (if any) between the amount of cash received and the U.S.  Holder’s adjusted tax basis in the Shares sold pursuant to the Offer or exchanged in the Share Exchange.  Gain or loss must be determined separately for each block of Shares sold pursuant to the Offer or exchanged pursuant to the Share Exchange (for example, Shares acquired at the same cost in a single transaction).  Such capital gain or loss will be long-term capital gain or loss if the Holder has held such Shares for more than one year at the time of the completion of the Offer or consummation of the Share Exchange (as applicable).  In general, long-term capital gain of a non-corporate U.S.  Holder (including an individual U.S.  Holder) is currently subject to a maximum United States federal income tax rate of 15%.  There are limitations on the deductibility of capital losses.

Backup Withholding.  Payments to a U.S.  Holder in connection with the Offer or Share Exchange may be subject to backup withholding at a rate of 28% unless such U.S.  Holder (i) provides a correct TIN (which, for an individual U.S.  Holder, is the U.S.  Holder’s social security number) and any other required information, or (ii) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules.  A U.S.  Holder that does not provide a correct TIN may be subject to penalties imposed by the IRS.  U.S.  Holders may prevent backup withholding by completing and signing the Form W-9 included as part of the Letter of Transmittal.  Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the U.S.  Holder’s United States federal income tax liability, provided that the required information is given to the IRS in a timely manner.  If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.  Each U.S.  Holder should consult its tax advisor as to such U.S.  Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S.  Holders

Sale of Shares.  Any gain realized upon the receipt of cash for Shares pursuant to the Offer or the Share Exchange by a Non-U.S.  Holder will not be subject to United States federal income tax unless:  (i) the gain is effectively connected with the Non-U.S.  Holder’s conduct of a trade or business in the United States, or if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S.  Holder in the United States, (ii) the Non-U.S.  Holder is a nonresident alien individual that will be present in the United States for 183 days or more during the taxable year of Offer or the Share Exchange (as applicable), and certain other requirements are met, or (iii) the Shares constitute a “United States real property interest” for United States federal income tax purposes with respect to the Non-U.S.  Holder by reason of Target’s status as a “United States real property holding corporation” (a “USRPHC”) at any time within the shorter of the five-year period preceding the Offer or Share Exchange (as applicable) or the Non-U.S.  Holder’s holding period for Shares.  Target has not disclosed in its public filings that it is or has been a USRPHC.  However, even if Target is or has been a USRPHC, a Non-U.S.  Holder would not be subject to United States federal income tax as long as the Non-U.S.  Holder actually or constructively holds or held, during the applicable period, 5% or less of Target’s common stock.

Unless an applicable income tax treaty provides otherwise, gain described in (i) in the preceding paragraph will be subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S.  Holder recognizing such gain were a U.S.  Holder.  A Non-U.S.  Holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.  Non-U.S.  Holders are urged to consult any applicable income tax treaties that may provide for different rules.  Gain recognized by an individual Non-U.S.  Holder described in (ii) in the preceding paragraph will be subject to United States federal income tax at a flat 30% rate (unless an applicable income tax treaty provides otherwise), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States for United States federal income tax purposes).

Backup Withholding.  Payments to a Non-U.S.  Holder in connection with the Offer or Share Exchange may be subject to backup withholding at a rate of 28% unless such a Non-U.S.  Holder furnishes the required certification as to its non-United States status by providing the applicable Form W-8 (a copy of which can be obtained from the Depositary) or by otherwise establishing that such Non-U.S.  Holder is not subject to backup withholding.  Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the Non-U.S.  Holder’s United States federal income tax liability, if any, provided that the required information is given to the IRS in a timely manner.  If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.  Each Non-U.S.  Holder should consult its tax advisor as to such Non-U.S.  Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

6.              Price Range of the Shares; Dividends

The Shares are listed on NASDAQ under the symbol “RSCR.” The following table sets forth, for each of the fiscal quarters indicated, the high and low closing prices per Share on NASDAQ.

	Share Price
	High	Low
Calendar Year

2008:
Fourth Quarter	$18.98	$10.32

2009:
First Quarter	$16.10	$11.83
Second Quarter	$17.13	$13.37
Third Quarter	$16.21	$13.48
Fourth Quarter	$14.90	$10.56

2010:
First Quarter	$12.49	$8.59
Second Quarter	$13.04	$9.34
Third Quarter	$13.30	$8.99

On August 13, 2010, the last trading day before the public announcement of the submission by Onex Corporation to the Board of Directors of a proposal to acquire the Shares not held by the Purchaser Group the per share closing price of the Shares reported on the NASDAQ was $10.14.  On October 6, 2010, the last full trading day prior to the date of the commencement of the Offer, the closing sales price of the Shares on the NASDAQ was $13.25 per Share.  Shareholders are urged to obtain a current market price for the Shares.

Target currently does not pay cash dividends.  However, the declaration and payment of future dividends, if any, by Target will be at the discretion of the Board of Directors and will depend on, among other things, Target’s financial condition, general business conditions and legal restrictions regarding the payment of dividends by Target, and other factors.

7.              Certain Information Concerning Target

The information concerning Target contained in this Offer to Purchase has been taken from or based upon documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto.  None of the Onex Investors is responsible for the accuracy or completeness of the information contained in such documents and records, or for any failure by Target to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Purchaser, except to the extent required by law.

General.  Target is a human service company that provides residential, therapeutic, job training and educational supports to people with developmental or other disabilities, to youth with special needs, to adults who are experiencing barriers to employment and to older people who need home care assistance.  Target’s programs include an array of services provided in both residential and non-residential settings for adults and youths with intellectual, cognitive or other developmental disabilities, and youths who have special educational or support needs, are from disadvantaged backgrounds, or have severe emotional disorders, including some who have entered the juvenile justice system.  Target also offers, through drop-in or live-in services, personal care, meal preparation, housekeeping and transportation to the elderly in their own homes.  Additionally, Target provides services to transition welfare recipients, young people and people who have been laid off or have special barriers to employment, into the workforce and become productive employees.  At September 30, 2010, Target provided services to persons with special needs in 41 states, Washington, D.C., Puerto Rico and several international locations.

Target is a Kentucky corporation with principal executive offices located at 9901 Linn Station Road, Louisville, Kentucky 40223.

Intent to Tender.  The Rollover Investors have contractually agreed not to tender any of their Shares into the Offer.  Except as stated in the preceding sentence, as of the date hereof, Purchaser does not know whether or not any directors, executive officers or affiliates of the Company intend to tender their Shares into the Offer.

Historical Summary Financial Information.  The summary consolidated financial data for the years ended December 31, 2009 and 2008 and six month periods ended June 30, 2009 and June 30, 2010 that follow are extracted from, and should be read in conjunction with, the consolidated financial statements and notes thereto contained in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 9, 2010 and for the year ended December 31, 2008 filed with the SEC on March 13, 2009, and the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2009, filed with the SEC on August 7, 2009 and quarterly period ended June 30, 2010, filed with the SEC on August 6, 2010.  More comprehensive financial information is included in such reports (including management’s discussion and analysis of financial conditions and results of operations) and other documents filed by Target with the SEC, and the following is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein.  Copies of such reports and other documents may be examined at or obtained from the SEC in the manner set forth above.  These documents are incorporated by reference in this offer to purchase.  See “—Available Information.”

	Years Ended December 31		Six Months Ended June 30
	2009	2008	2010	2009
	(In thousands, except ratios and per share data)

Income Statement Data:
Revenues	$1,579,155	$1,543,583	$786,003	$796,090
Operating income	3,142	76,820	39,519	40,728
Net income
(Loss) income from continuing operations, net of tax	(10,292)	36,899	18,893	20,698
Loss from discontinued operations, net of tax	—	(339)	—	—
Net (loss) income	(9,437)	36,560	18,893	20,698
Net (loss) income attributable to common shareholders	(9,437)	31,297	16,201	17,732

Basic earnings per common share:
From continuing operations	$(0.33)	$1.11	$0.56	$0.62
From discontinued operations	0.00	(0.01)	0.00	0.00
Basic earnings per common share	$(0.33)	$1.10	$0.56	$0.62

Diluted earnings per common share:
From continuing operations	$(0.33)	$1.10	$0.56	$0.62
From discontinued operations	0.00	(0.01)	0.00	0.00
Diluted earnings per common share	$(0.33)	$1.09	$0.56	$0.62

Other Financial Data:
Depreciation and amortization	$26,161	$22,943	12,765	$13,154
Share-based compensation expense	4,259	4,846	1,690	2,488
Facility rent	61,866	58,686	33,515	30,215

Selected Historical Ratios:
Percentage of total debt to total capitalization	31.5	37.1	28.2	33.6
Ratio of earnings to fixed charges(1)	0.5x	3.1x	3.1x	3.6x

Balance Sheet Data:
Working capital	$123,628	$135,562	$116,214	$137,580
Total assets	844,940	914,143	857,890	924,137
Long-term obligations	196,193	255,386	171,797	231,817
Total debt, including capital leases	199,237	257,472	176,962	233,572
Shareholders’ equity	432,725	436,877	450,721	460,938

(1)          For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges.  Fixed charges consist of interest expense on all indebtedness and amortization of capitalized debt issuance costs and an estimate of interest within rental expense.

Book Value Per Share.  Target’s book value per Share as of June 30, 2010 was $13.18.

Projected Financial Information.  Target does not as a matter of course make detailed public projections as to future operating performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates.  In connection with Target’s consideration of a potential Transaction, Target’s management created a financial forecast through fiscal year 2015 (the “Projections”), which are summarized below:

(In millions)

Year Ended 31 December	FY2010E	FY2011E	FY2012E	FY2013E	FY2014E	FY2015E
Total Revenues	$1,591.7	$1,658.5	$1,768.7	$1,889.0	$2,011.6	$2,136.4
Total Expenses	$1,449.7	$1,506.1	$1,607.7	$1,714.7	$1,823.8	$1,936.9
Total Gross Profit	$142.0	$152.4	$161.0	$174.3	$187.8	$199.5
EBIT(*)	$81.5	$87.9	$93.2	$101.2	$109.3	$115.6
EBITDA(*)	$104.2	$113.6	$123.0	$135.7	$147.4	$157.4
Net Income	$38.5	$43.1	$46.6	$52.5	$57.8	$62.1
Total Gross Margin	8.9%	9.2%	9.1%	9.2%	9.3%	9.3%
EBIT Margin	5.1%	5.3%	5.3%	5.4%	5.4%	5.4%
EBITDA Margin	6.5%	6.8%	7.0%	7.2%	7.3%	7.4%
Total Cash Flow from Operating Activities	$46.1	$70.0	$85.2	$86.4	$96.1	$104.0
Total Cash Flow from Investing Activities	$(46.9)	$(60.7)	$(72.1)	$(73.6)	$(75.1)	$(76.7)
Total Cash Flow from Financing Activities	$0.1	$0.0	$0.0	$0.0	$0.0	$0.0

(*)         “EBIT” means Target’s consolidated earnings before interest and taxes, and “EBITDA” means Target’s consolidated earnings before interest, taxes, depreciation and amortization.  These calculations are measures that management uses in managing the Target’s business.

The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles.  The Projections do not comply with generally accepted accounting principles.  In addition, the Projections were not prepared with the assistance of or reviewed, compiled or examined by independent accountants.  The Projections were prepared by employees of Target without the assistance of any of the Onex Investors or any of their affiliates.  The summary of the Projections is not being included in this Offer to Purchase to influence any holder of Shares decision whether to tender Shares in the Offer, but because this information was made available by Target to Purchaser.

These Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Target and its management.  Important factors that may affect actual results and result in the forecast results not being achieved include, but are not limited to, federal, state and/or local budgetary shortfalls or changes in reimbursement policies; factors affecting reimbursement rates; factors affecting labor costs and conditions, and other operating expenses; potential unanticipated charges; changes in the regulatory environment; the failure to retain senior management; risks associated with pending or any future litigation; adverse reactions to the Transactions by customers, suppliers and strategic partners and other risks and uncertainties described in Target’s report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009, Form 10-Q filed with the SEC for the quarterly period ended March 31, 2010 and Form 10-Q filed with the SEC for the quarterly period ended June 30, 2010.  These assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and conditions in the industries in which Target operates, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Target and its management.  The Projections also reflect assumptions as to certain business decisions that are subject to change.

Accordingly, there can be no assurance that the forecasts will be realized, and actual results may vary materially from those shown.  The inclusion of the Projections in this Offer to Purchase should not be regarded as an indication that any of the Onex Investors, Target or their respective affiliates, advisors officers, directors, partners, members or representatives considered or consider the internal financial forecasts to be predictive of actual future events, and the internal financial forecasts should not be relied upon as such.  None of the Onex Investors, Target or their respective affiliates, advisors, officers, directors, partners, members or representatives can give you any assurance that actual results will not differ from these projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.  None of the Onex Investors or Target nor any of their respective affiliates intends to make publicly available any update or other revisions to these projections.  None of the Onex Investors, Target or any of their respective affiliates, advisors, officers, directors, partners, members or representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of Target compared to the information contained in the Projections or that the projections will be achieved.  Target has made no representation to Purchaser or any of their respective affiliates concerning the Projections.

Available Information.  Target’s common stock is registered under the Exchange Act.  Accordingly, Target is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters.  Information as of particular dates concerning Target’s directors and officers, their remuneration, stock options granted to them, the principal holders of Target’s securities and any material interest of such persons in transactions with Target is required to be disclosed in proxy statements distributed to Target’s stockholders and filed with the SEC.  Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Target’s filings are also available to the public on the SEC’s website (http://www.sec.gov).  Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549 at prescribed rates.

You may contact Georgeson Inc., the information agent for the Offer, toll free at (866) 203-9357 to request copies of documents incorporated by reference without charge.  (Banks and brokers may call collect at (212) 440-9800.)

8.              Certain Information Concerning Purchaser

Purchaser is a Delaware limited liability company formed in 2010 as an indirect wholly-owned subsidiary of Onex Corporation for purposes of acquiring and holding the Shares.

Each of Onex Partners LP, a Delaware limited partnership, and Onex Partners III LP, a Delaware limited partnership, is a private equity fund that focuses on large-scale, value-oriented acquisitions of leading businesses based in North America.  Onex Corporation, an Ontario, Canada, corporation, is an investor in Onex Partners LP and Onex Partners III LP and wholly-owns their respective general partners.  Onex Corporation is one of North America’s oldest and most successful investment firms committed to acquiring and building high-quality businesses in partnership with talented management teams.  Onex Corporation manages investment platforms focused on private equity, real estate and credit securities.  In total, the company manages approximately US$12 billion, of which US$8 billion is third-party capital.  Onex Corporation shares trade on the Toronto Stock Exchange under the stock symbol OCX.

The principal offices of Purchaser, Onex Partners LP and Onex Partners III LP are located at 712 Fifth Avenue, 40th Floor, New York, NY 10019.  Onex Corporation is located at 161 Bay Street, P.O.  Box 700, Toronto, Ontario, Canada M5J 2S1.  The business telephone number for Purchaser, Onex Partners LP and Onex III Partners LP is (212) 582-2211.  The business telephone number for Onex Corporation is (416) 362-7711.

The name, citizenship, business address, business telephone number, current principal occupation (including the name, principal business and address of the organization in which such occupation is conducted) and material positions held during the past five years of each of the directors and executive officers of Purchaser and Onex Corporation are set forth in Schedule A to this Offer to Purchase.

The name, jurisdiction of organization, business address and description of the business of Onex American Holdings II LLC, Onex US Principals LP and ResCare Executive Investco LLC and of the general partners and other entities controlling the Onex Investors is set forth on Schedule B to this Offer to Purchase.  The business telephone number for Onex American Holdings II LLC, Onex US Principals LP and ResCare Executive Investco LLC is (740) 223-7662.

None of the entities identified above or in Schedule B to this Offer to Purchase has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

None of the Onex Investors have made arrangements in connection with the Offer to provide holders of Shares access to their corporate files or to obtain counsel or appraisal services at their expense.  For a discussion of dissenters’ rights, see “Special Factors — Section 7.  Dissenters’ Rights; Rule 13e-3.”

9.              Source and Amount of Funds

The Offer is not conditioned upon any financing arrangements.  The total amount of funds required by Purchaser to complete the Offer and consummate the Share Exchange is estimated to be approximately $336 million, plus related transaction fees and expenses.  Purchaser anticipates that it will obtain the funds to purchase all Shares validly tendered and not withdrawn in the Offer from equity contributions from its affiliates and expects to obtain third party financing to consummate the Share Exchange.  To the extent that Purchaser cannot obtain third party financing in order to consummate the Share Exchange, Purchaser will obtain any remaining funds necessary from equity contributions from its affiliates.  See “The Offer — Section 14.  Fees and Expenses.”

10.       Dividends and Distributions

If, at any time on or after the date of the Initial Offer to Purchase, Target declares or pays any dividend or other distribution (including, without limitation, the issuance of additional Shares pursuant to a stock dividend or stock split) with respect to the Shares that is payable or distributable to shareholders of record on a date occurring prior to the transfer to the name of Purchaser or its nominees or transferees on Target’s share transfer records of the Shares purchased pursuant to the Offer, then, without prejudice to Purchaser’s rights described in “The Offer — Section 11.  Conditions to the Offer,” (i) the purchase price per Share payable by Purchaser pursuant to the Offer will be reduced in the amount of any such cash dividend or distribution and (ii) the whole of any non-cash dividend or distribution (including, without limitation, additional Shares) will be required to be remitted promptly and transferred by each tendering shareholder to the Depositary for the account of Purchaser accompanied by appropriate documentation of transfer.  Pending such remittance or appropriate assurance thereof, Purchaser will be entitled to all rights and privileges as owner of any such non-cash dividend or distribution, as determined by Purchaser in its sole discretion.

If, on or after the date of the Initial Offer to Purchase, Target should split the Shares or combine or otherwise change the Shares or its capitalization, then, without prejudice to Purchaser’s rights described under the heading “The Offer — Section 11.  Conditions to the Offer,” appropriate adjustments to reflect such split, combination or change may be made by Purchaser in the purchase price and other terms of the Offer, including, without limitation, the number or type of securities offered to be purchased.

11.       Conditions to the Offer

Notwithstanding any other provisions of the Offer (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act), Purchaser shall not be required to accept for payment or pay for any tendered Shares, and may delay the acceptance for payment of or the payment for any tendered Shares on the terms set forth in the Share Exchange Agreement if (i) any applicable waiting period under the HSR Act shall not have expired or been terminated, (ii) the Minimum Condition shall not have been satisfied or (iii) any of the following conditions shall have occurred and continue to exist:

(a)   any Restraint is in effect prohibiting, making illegal, enjoining or preventing the acceptance for payment of, or the payment for, the Shares or otherwise prohibiting consummation of the Offer or the payment for the Shares;

(b)   there shall be instituted or pending any action or proceeding by any governmental entity seeking to restrain, prohibit or restrict the consummation of the Offer, the Share Exchange or any of the Transactions;

(c)   (A) the representations and warranties of Target relating to corporate existence and good standing, capitalization, subsidiaries, corporate authority and authorization, absence of conflicts with organizational documents, no finder/broker fees, opinion of financial advisors and anti-takeover statute provisions, shall not be true and correct in all respects when made and at and as of immediately prior to the expiration of the Offer as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects only as of such time) and (B) any of the remaining representations and warranties of Target set forth in the Share Exchange Agreement, shall not be true and correct when made and at and as of immediately prior to the expiration of the Offer as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) except, with respect to this clause (B), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect;

(d)   Target shall have breached or failed to perform in any material respect any of its covenants or obligations to be performed or complied with by it under the Share Exchange Agreement prior to the Expiration Date;

(e)   Target shall have failed to deliver to Purchaser a certificate signed by an executive officer of Target dated as of the date on which the Offer expires certifying that the conditions specified in the foregoing clauses (c) and (d) do not exist;

(f)    since the date of the Share Exchange Agreement, any fact(s), circumstance(s), event(s), change(s), effect(s) or occurrence(s) shall have occurred, which has or have had, individually or in the aggregate, a material adverse effect; or

(g)   the Share Exchange Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to such condition or may be waived by Purchaser, in its sole discretion, in whole or in part at any time and from time to time, except the Minimum Condition and those related to the receipt of government regulatory approvals necessary to consummate the Offer, must be satisfied or waived at or prior to the expiration of the Offer.

12.  Effect of the Offer on the Market for the Shares; NASDAQ Listing; Exchange Act Registration; Margin Regulations

Market for the Shares.  The purchase of Shares by Purchaser pursuant to the Offer will reduce the number of holders of Shares and the number of Shares that might otherwise trade publicly and, depending upon the number of Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares held by the public.

Stock Listing.  The Shares are listed on NASDAQ under the symbol “RSCR”.  Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the standards for continued listing on NASDAQ.  If, as a result of the purchase of Shares pursuant to the Offer, the Shares no longer meet the criteria for continued listing on NASDAQ, in accordance with the terms of Share Exchange Agreement, Target will cooperate with Purchaser and use its reasonable best efforts to take such steps as are needed to enable the delisting of the Shares on NASDAQ as promptly as practicable.  In addition, NASDAQ could take action to terminate the listing of the Shares if Target ceases to satisfy applicable listing requirements.  If the Shares are delisted from NASDAQ, the market for the Shares could be adversely affected.

The listing of the Shares on NASDAQ will, if not terminated as a result of the Offer, be terminated upon completion of the Share Exchange.

Exchange Act Registration.  The Shares are currently registered under the Exchange Act.  Registration of the Shares under the Exchange Act may be terminated upon application of Target to the SEC, if the Shares are neither listed on a national securities exchange nor held by 300 or more holders of record.  Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by Target to its shareholders and to the SEC in respect of the Shares and would make certain provisions of the Exchange Act no longer applicable to Target, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement pursuant to Section 14(a) in connection with shareholders’ meetings.  Furthermore, the ability of “affiliates” of Target and persons holding “restricted securities” of Target to dispose of such securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be impaired or eliminated.  If, as a result of the purchase of Shares pursuant to the Offer, the Shares no longer meet the criteria for continued listing on NASDAQ, in accordance with the terms of Share Exchange Agreement, Target will cooperate with Purchaser and use its reasonable best efforts to take such steps as are needed to enable the termination of the registration of the Shares under the Exchange Act as promptly as practicable.

Margin Regulations.  The Shares are presently “margin securities” under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which status has the effect, among other things, of allowing brokers to extend credit on the collateral of the Shares.  Depending upon factors similar to those described above regarding stock exchange listing and market quotations, it is possible that, following the Offer, the Shares would no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board and, therefore, could no longer be used as collateral for loans made by brokers.  In addition, if registration of the Shares under the Exchange Act were terminated, the Shares would no longer constitute “margin securities.”

13.       Certain Legal Matters; Regulatory Approvals

General.  Except as described in this Section 13, based on a review of publicly available filings by Target with the SEC, Purchaser is not aware of (i) any license or regulatory permit that appears to be material to the business of Target that might be adversely affected by the acquisition of Shares by Purchaser pursuant to the Offer, by the Share Exchange or otherwise, or (ii) except as discussed herein, any approval or other action by any governmental entity that would be required prior to the acquisition of Shares by Purchaser pursuant to the Offer, the Share Exchange or otherwise.  Should any such approval or other action be required, Purchaser presently contemplates that such approval or other action will be sought, except as described below under “State Anti-takeover Statutes.”  While Purchaser does not presently believe that any waiting period or approval under competition laws will materially delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer, pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained, or would be obtained without substantial conditions, or that failure to obtain any such approval or other action might not result in consequences materially adverse to Target’s business or that material parts of Target’s business might not have to be disposed of, or other substantial conditions complied with, in order to obtain any such approval or other action.  If certain types of adverse action are taken with respect to the matters discussed below, Purchaser could decline to accept for payment, or pay for, any Shares tendered.  See “The Offer — Section 11.  Conditions to the Offer” for certain conditions to the Offer, including conditions with respect to governmental actions.

State Anti-takeover Statutes.  A number of states have adopted laws and regulations applicable to offers to acquire shares of corporations that are incorporated or have substantial assets, stockholders and/or a principal place of business in such states.  In Edgar v.  MITE Corp., the Supreme Court of the United States held that the Illinois Business Takeover Statute, which involved state securities laws that made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and was therefore unconstitutional.  In CTS Corp.  v.  Dynamics Corp.  of America, however, the Supreme Court of the United States held that a state may, as a matter of corporate law and, in particular, those laws concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions, in particular, that the corporation has a substantial number of stockholders in and is incorporated under the laws of such state.  Subsequently, in TLX Acquisition Corp.  v.  Telex Corp., a federal district court in Oklahoma ruled that the Oklahoma takeover statutes were unconstitutional insofar as they applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations.  Similarly, in Tyson Foods, Inc.  v.  McReynolds, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee.  This decision was affirmed by the United States Court of Appeals for the Sixth Circuit.  In December 1988, a United States federal district court in Florida held in Grand Metropolitan PLC v.  Butterworth, that the provisions of the Florida Affiliated Transactions Act and the Florida Control Share Acquisition Act were unconstitutional as applied to corporations incorporated outside of Florida.

Target is incorporated in the Commonwealth of Kentucky, and is subject to the KBCA.  The KBCA imposes a five-year standstill period and minimum approval requirements on “business combinations” (defined to include mergers and significant corporate events) involving an “interested shareholder” (defined as a person that beneficially owns 10% or more of the corporation’s voting shares).

The KBCA prohibits a business combination between a corporation and an interested shareholder for five years from the date such person became an interested shareholder unless the business combination is approved before the date the interested shareholder became an interested shareholder by a majority of the corporation’s “independent directors” (defined as directors who are not officers or employees of the corporation nor affiliated or associated with an interested shareholder or any of its affiliates) who are “continuing directors” (defined as directors who were on the Board of Directors at the time the interested shareholder become such, or appointed with the recommendation of the continuing directors).  In addition, any business combination must either be approved by a majority of the independent directors who are continuing directors or (i) be approved by 80% of the corporation’s outstanding voting shares and by two-thirds of the voting shares held by shareholders other than the interested shareholder who (or whose affiliate) is a party to the business combination, voting together as a single voting group; or (ii) meet specified minimum price and procedural requirements designed to ensure equal treatment of all shareholders.

Purchaser is an indirect subsidiary of Onex Corporation and as such, is an interested shareholder as a result of the Purchaser Group’s ownership of approximately 25% of the voting shares of Target through its ownership of Shares and Series A Preferred Stock.  All of the Shares and Series A Preferred Stock held by the Purchaser Group were acquired in June 2004, more than five years prior to the date of this Offer to Purchase.  Consequently the five year standstill period mandated by the KBCA does not apply to the Offer or the Share Exchange.

Target has represented to Purchaser in the Share Exchange Agreement that the Offer, the Share Exchange and the other Transactions have been approved by all of Target’s independent directors who are continuing directors.

Except as set forth in this Offer to Purchase, Purchaser has not attempted to comply with any state anti-takeover statute or regulation.

Purchaser reserves the right to challenge the applicability or validity of any state law or regulation purporting to apply to the Offer or the Share Exchange, and neither anything in this Offer to Purchase nor any action taken in connection herewith is intended as a waiver of such right.  In the event it is asserted that one or more state takeover statutes is applicable to the Offer or the Share Exchange and an appropriate court does not determine that such statute is inapplicable or invalid as applied to the Offer or the Share Exchange, Purchaser might be required to file certain information with, or to receive approval from, the relevant state authorities, and Purchaser might be unable to accept for payment or pay for Shares tendered pursuant to the Offer, or be delayed in completing the Offer.  In addition, if enjoined, Purchaser might be unable to accept for payment any Shares tendered pursuant to the Offer, or be delayed in continuing or completing the Offer and consummating the Share Exchange.  In such case, Purchaser may not be obligated to accept for payment any Shares tendered in the Offer.  See “The Offer — Section 11.  Conditions to the Offer.”

Antitrust.  Under the HSR Act, and the related rules and regulations that have been issued by the U.S.  Federal Trade Commission (the “FTC”), certain acquisition transactions may not be consummated until certain information and documentary material has been furnished for review by the FTC and the Antitrust Division of the U.S.  Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied.  These requirements will apply to Purchaser by virtue of Purchaser’s acquisition of Shares in the Offer and the Share Exchange.

Under the HSR Act, the purchase of Shares in the Offer may not be completed until the expiration of a 30-calendar-day waiting period following the filing of certain required information and documentary material concerning the Offer with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division.  Purchaser expects to file a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division in connection with the purchase of Shares in the Offer and the Share Exchange shortly following the date hereof, and the required waiting period with respect to the Offer and the Share Exchange will expire at 11:59 p.m., New York City time, on the 30th calendar day after the filing, unless earlier terminated by the FTC or the Antitrust Division or Purchaser receives a request for additional information or documentary material prior to that time.  If, within the 30-calendar-day waiting period, either the FTC or the Antitrust Division requests additional information or documentary material from Purchaser, the waiting period with respect to the Offer and the Share Exchange would be extended for an additional period of 20 calendar days following the date of Purchaser’s substantial compliance with that request.  If either the 30-day or 20-day waiting period expires on a Saturday, Sunday or legal holiday, then the period is extended until the end of the next day that is not a Saturday, Sunday or legal public holiday.  Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act rules.  After that time, the waiting period could be extended only by court order or with Purchaser’s consent.  The FTC or the Antitrust Division may terminate the additional ten-calendar-day waiting period before its expiration.  In practice, complying with a request for additional information or documentary material can take a significant period of time.  Although Target is required to file certain information and documentary material with the FTC and the Antitrust Division in connection with the Offer, neither Target’s failure to make those filings nor a request made to Target from the FTC or the Antitrust Division for additional information or documentary material will extend the waiting period with respect to the purchase of Shares in the Offer and the Share Exchange.

At any time before or after Purchaser’s purchase of Shares, the FTC or the Antitrust Division could take any action under the antitrust laws that it either considers necessary or desirable in the public interest, including seeking to enjoin the purchase of Shares in the Offer and the Share Exchange, the divestiture of Shares purchased in the Offer or the divestiture of substantial assets of Purchaser, or Target or any of their respective subsidiaries or affiliates.  Private parties as well as state attorneys general also may bring legal actions under the antitrust laws under certain circumstances.

According to Target’s Form 10-K filed with the SEC for the fiscal year ended December 31, 2009, Target conducts business in certain other countries.  In connection with the acquisition of Shares by Purchaser pursuant to the Offer and the Share Exchange, the laws of other countries and jurisdictions may require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions.  The governments in such countries and jurisdictions might attempt to impose additional conditions on Target’s operations in such countries and jurisdictions as a result of the acquisition of Shares pursuant to the Offer or the Share Exchange.  There can be no assurance that Purchaser will be able to cause Target or its subsidiaries to satisfy or comply with such laws or that compliance or noncompliance will not have adverse consequences for Target or any of its subsidiaries after purchase of the Shares pursuant to the Offer or the Share Exchange.  Currently, neither Target nor Purchaser is aware of any such foreign filings or approvals.

Based upon an examination of publicly available information relating to the businesses in which Target is engaged, however, Purchaser believes that the acquisition of Shares in the Offer and the Share Exchange should not violate applicable antitrust laws.  There can be no assurance that a challenge to the Offer or the Share Exchange or other acquisition of Shares by Purchaser on antitrust grounds will not be made or, if such a challenge is made, of the result.  If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, Purchaser may not be obligated to consummate the Offer.  See “The Offer — Section 11.  Conditions of the Offer.”

Federal Reserve Board Regulations.  Regulations T, U and X (the “Margin Regulations”) of the Federal Reserve Board restrict the extension or maintenance of credit for the purpose of buying or carrying margin stock, including the Shares, if the credit is secured directly or indirectly by margin stock.  Such secured credit may not be extended or maintained in an amount that exceeds the maximum loan value of all the direct and indirect collateral securing the credit, including margin stock and other collateral.  Purchaser will ensure that the financing of the acquisition of the Shares will be in compliance with the Margin Regulations.

Health Care Regulatory Approvals; Government Contracts.  Completion of the Offer and Share Exchange may be subject to certain requirements for notice to and/or prior approval by state and federal health care regulators in a number of states where Target operates, including the prior approval of the West Virginia Health Care Authority.  In addition, a number of state licensure authorities, state Medicaid programs and the Federal Medicare program, as well as certain of Target’s contracts with governmental authorities, require notification and/or the completion of certain regulatory filings prior to or shortly after the completion of the Offer.

Legal Proceeding.  Following the public announcement of Purchaser’s entry into the Share Exchange Agreement with Target, an individual shareholder of Target filed a putative class action on September 22, 2010 in the Jefferson Circuit Court of the Commonwealth of Kentucky on behalf of Target’s public shareholders against Purchaser, Target and each of the individual board members of Target.  This complaint, styled as Stanley Margolis v.  Ralph Gronefeld, et al.  (Case No.  10CI06597) seeks to enjoin preliminarily and permanently the Offer and Share Exchange, and in the event that the Offer and Share Exchange are consummated prior to entry of the court’s final judgment, to rescind the transactions and award rescissory damages.

In general, this complaint alleges, among other things: (1) breaches of fiduciary duty by Target’s board of directors in connection with the Offer and Share Exchange, (2) that Target’s board of directors, Purchaser and Target aided and abetted each other in breach of their respective duties and (3) that the consideration to be received by the shareholders of Target is inadequate and unfair.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit (a)(5) of the Schedule TO, which is incorporated herein by reference.

14.       Fees and Expenses

Purchaser has retained Georgeson Inc.  to serve as the Information Agent and Computershare Trust Company, N.A.  to serve as the Depositary in connection with the Offer.  The Information Agent may contact holders of Shares by personal interview, mail, telephone and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders.  Each of the Information Agent and the Depositary will receive reasonable and customary compensation for their services, be reimbursed for certain reasonable out-of-pocket expenses and be indemnified against certain liabilities in connection with their services, including certain liabilities and expenses under the federal securities laws.

Except as discussed above, Purchaser will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of Shares pursuant to the Offer.  Brokers, dealers, banks and trust companies will be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers.

The following is an estimate of fees and expenses to be incurred by Purchaser in connection with the Offer:

Type of Fee	Amount
Depository/Information Agent Fees	$45,000
Legal Fees and Expenses	$1,750,000
Financial Advisory Fees	$500,000
Printing Expenses	$40,000
Filing Fees (including Antitrust)	$175,000
Miscellaneous Fees and Expenses	$120,000
Total	$2,625,000

In addition, Target will incur its own expenses in connection with the Offer.

Pursuant to the Share Exchange Agreement, all filing fees and expenses incurred in connection with filings under antitrust laws and all filing, printing and mailing expenses associated with the documents filed with the SEC and/or delivered to holders of Shares in connection with the Offer and the Share Exchange will be shared equally by Purchaser and Target.  All other expenses will be paid by the party incurring such expenses.

15.       Miscellaneous

The Offer is being made solely by this Offer to Purchase and the related Letter of Transmittal and is being made to the holders of Shares other than Onex Corporation and its affiliates, including Purchaser.  Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.  If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer.  If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

This Offer to Purchase does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, Target’s shareholders.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF PURCHASER NOT CONTAINED HEREIN OR IN THE LETTER

OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

Purchaser has filed with the SEC a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 pursuant to Rules 14d-3 and 13e-3 under the Exchange Act, together with all exhibits thereto, furnishing certain additional information with respect to the Offer, which includes the information required by Schedule 13E-3.  Such Schedule TO and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the same manner described in “The Offer — Section 7.  Certain Information Concerning Target — Available Information.”

Onex Rescare Acquisition, LLC

October 25, 2010

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
PURCHASER AND ONEX CORPORATION

The following tables set forth the name and present principal occupation or employment, and material occupations, positions, offices or employments held within the past five years, of each director and executive officer of the Onex Investors. The business address of each director and officer listed below is 161 Bay Street, P.O. Box 700, Toronto, Ontario, Canada M5J 2S1 and the business telephone number is (416) 362-7711, except for each of Robert M. Le Blanc, Joshua Hausman, Donald West and John G. Troiano whose business address is 712 Fifth Avenue, New York, New York 10019 and whose business telephone number is (212) 582-2211. None of the directors and executive officers of the Onex Investors listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Purchaser

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Onex Partners III LP

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Telephone No.: 585-627-1800

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (since 1999 to present).

Citizenship: United States

Onex Partners LP

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Onex American Holdings II LLC

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

John G. Troiano	Present occupation(s): Managing Partner and CEO, The Beekman Group LLC

Material positions held during the past five years: Managing Partner and CEO, The Beekman Group LLC (at The Beekman Group since 2004).

Citizenship: United States

Onex US Principals LP

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Rescare Executive Investco LLC

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Diagnostic Imaging Holdings Inc. 5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416 Telephone No.: 952-513-6814

Citizenship: United States

Onex Partners III GP LP

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Onex American Holdings GP LLC

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.

55 Nod Road, Avon, Connecticut 06001

Telephone No.: 860-507-1900

Emergency Medical Services Corporation

6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111

Telephone No.: 303-495-1200

Res-Care, Inc.

9901 Linn Station Road, Louisville, Kentucky 40223

Telephone No.: 502-394-2137

Diagnostic Imaging Holdings Inc.

5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416

Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610

Telephone No: 949-282-5800

The Warranty Group, Inc.

175 West Jackson Blvd., Chicago, Illinois 60604

Telephone No.: 312-356-3000

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Onex Partners GP LP

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.
55 Nod Road, Avon, Connecticut 06001
Telephone No.: 860-507-1900

Emergency Medical Services Corporation
6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111
Telephone No.: 303-495-1200

Res-Care, Inc.
9901 Linn Station Road, Louisville, Kentucky 40223
Telephone No.: 502-394-2137

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610
Telephone No: 949-282-5800

The Warranty Group, Inc.
175 West Jackson Blvd., Chicago, Illinois 60604
Telephone No.: 312-356-3000

Cypress Insurance Group, Inc.
800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334
Telephone No.: 954-771-0300

Carestream Health Holdings, Inc.
150 Verona Street, Rochester, New York 14608
Telephone No.: 585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years: Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.
5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416
Telephone No.: 952-513-6814

Citizenship: United States

Onex Partners GP Inc.

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years: Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years

55 Nod Road, Avon, Connecticut 06001

Telephone No.:  860-507-1900

Emergency Medical Services Corporation

6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111

Telephone No.:  303-495-1200

Res-Care, Inc.

9901 Linn Station Road, Louisville, Kentucky 40223

Telephone No.:  502-394-2137

Diagnostic Imaging Holdings Inc.

5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416

Telephone No.:  952-513-6814

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610

Telephone No:  949-282-5800

The Warranty Group, Inc.

175 West Jackson Blvd., Chicago, Illinois 60604

Telephone No.:  312-356-3000

Cypress Insurance Group, Inc.

800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334

Telephone No.:  954-771-0300

Carestream Health Holdings, Inc.

150 Verona Street, Rochester, New York 14608

Telephone No.:  585-627-1800

Citizenship: United States

Donald F. West	Present occupation(s): Director, OMI Management U.S. Limited Partnership

Material positions held during the past five years: Director, OMI Management U.S. Limited Partnership (at OMI Management U.S. Limited Partnership since 1999).

Citizenship: United States

Joshua Hausman	Present occupation(s): Principal of Onex Investment Corp.

Material positions held during the past five years:  Principal, Onex Investment Corp. (since 2004 to present); Director of Diagnostic Imaging Holdings, Inc. (since 2006 to present).

Diagnostic Imaging Holdings Inc.

5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416

Telephone No.:  952-513-6814

Citizenship: United States

Onex Corporation

Name	Present Principal Occupation or Employment, Material Positions Held During the Past Five Years
Gerald W. Schwartz	Present occupation(s): Chairman of the Board, President, Chief Executive Officer and Director of Onex Corporation

Material positions held during the past five years:  Chairman of the Board, President, Chief Executive Officer and Director of Onex Corporation (since 1987 to present); Director of Celestica Inc. (since 1998 to present); Director of RSI Home Products, Inc. (since 2008 to present).

Celestica Inc.

844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7

Telephone No.: 416-448-2211

RSI Home Products, Inc.

400 East Orangethorpe Avenue, Anaheim, California 92801

Telephone No.: 714-578-2503

Citizenship: Canada

Daniel C. Casey	Present occupation(s): Chairman of the Board, Chief Executive Officer and President, Creson Corporation

Material positions held during the past five years:  Director of Onex Corporation
(since 1987 to present); Chairman of the Board, Chief Executive Officer and President of Creson Corporation (since 1972 to present).

Creson Corporation

170 Merton Street, Toronto, Ontario, Canada M4S 1A1

Telephone No.:  416-971-7411

Citizenship: Canada

John B. McCoy	Present occupation(s): Corporate Director

Material positions held during the past five years: Director of Onex Corporation (since 2005 to present).

Citizenship: United States

Serge Gouin	Present occupation(s): Chairman of Quebecor Media Inc.

Material positions held during the past five years:  Director of Onex Corporation
(since 1991 to present); President and Chief Executive Officer of Quebecor Media Inc.

(2004 to 2005); Chairman of Quebecor Media Inc. (since 2005 to present).

Quebecor Media Inc.

612 rue St. Jacques, 13th Floor, Montreal, Quebec, Canada H3C 4M8

Telephone no.:  514-380-1981

Citizenship: Canada

Peter C. Godsoe	Present occupation(s): Corporate Director

Material positions held during the past five years: Director of Onex Corporation (since 2004 to present).

Citizenship: Canada

J. Robert S. Prichard	Present occupation(s): Chairman, Torys LLP (since September 2010 to present)

Material positions held during the past five years:  Director of Onex Corporation
(since 1994 to present); President and CEO of Metrolinx (May 2009 to September 2010); Chairman of Metrolinx (since September 2010 to present); President and CEO of Torstar (2002 to 2009).

Torys LLP

79 Wellington Street West, Suite 3000, Toronto, Ontario, Canada M5K 1N2

Telephone No.:  416-865-0040

Metrolinx

20 Bay Street, Suite 600, Toronto, Ontario, Canada M5J 2W3

Telephone No.:  416-874-5900

Torstar Corporation

One Yonge Street, Toronto, Ontario, Canada M5E 1P9

Telephone No.:  416-869-4010

Citizenship: Canada

Heather M. Reisman	Present occupation(s): President and Chief Executive Officer of Indigo Books & Music Inc.

Material positions held during the past five years:  Director of Onex Corporation
(since 2003 to present); President and Chief Executive Officer of Indigo Books & Music Inc. (since 2001 to present).

Indigo Books and Music Inc.

468 King Street West, Suite 500, Toronto, Ontario, Canada M5V 1L8

Telephone No.:  416-364-4499

Citizenship: Canada

Arni C. Thorsteinson	Present occupation(s): President of Shelter Canadian Properties Limited

Material positions held during the past five years:  Director of Onex Corporation
(since 1987 to present); President of Shelter Canadian Properties Limited (since 1991 to present)

Shelter Canadian Properties Limited

2600 Seven Evergreen Place, Winnipeg, Manitoba, Canada R3L 2T3

Telephone No.:  204-475-9090

Citizenship: Canada

William A. Etherington	Present occupation(s): Corporate Director

Material positions held during the past five years:  Director of Onex Corporation
(since 2007 to present); Director, Celestica Inc. (since 2001 to present).

Celestica Inc.

844 Don Mills Road, Toronto, Ontario, Canada M3C 1V7

Telephone No.:  416-448-2211

Citizenship: Canada

Ewout R. Heersink	Present occupation(s): Managing Director and Director of Onex Corporation

Material positions held during the past five years: Vice President and Chief Financial

Officer of Onex Corporation (1987 to 2008); Managing Director of Onex Corporation (since 2003 to present); Director of Onex Corporation (since May 2010).

Citizenship: Canada

Donald W. Lewtas	Present occupation(s): Chief Financial Officer of Onex Corporation

Material positions held during the past five years: Vice President and Managing Director (1999 to 2008); Chief Financial Officer (of Onex Corporation (since 2008 to present).

Citizenship: Canada

Timothy A.R. Duncanson	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years: Managing Director of Onex Corporation (at Onex Corporation since 1999); Director of Tube City IMS Corporation

(since 2007 to present). Tube City IMS Corporation 12 Monongahela Avenue, Glassport, Pennsylvania 15045 Telephone No.: 412-675-8250

Citizenship: Canada

Christopher A. Govan	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years: Managing Director of Onex Corporation (at Onex Corporation since 1998).

Citizenship: Canada

Robert M. Le Blanc	Present occupation(s): Managing Director, Onex Investment Corp.

Material positions held during the past five years:  Managing Director, Onex Investment Corp. (since 1999 to present); Director of Magellan Health Services, Inc. (since 2004 to present), Emergency Medical Services Corporation (since 2006 to present), Res-Care, Inc. (since 2006 to present), Diagnostic Imaging, Holdings Inc. (since 2004 to present), Skilled Healthcare Group, Inc. (since 2005 to present), The Warranty Group, Inc. (since 2006 to present), Cypress Insurance Group, Inc. (since 2006 to present), Carestream Health Holdings, Inc. (since 2007 to present).

Magellan Health Services, Inc.

55 Nod Road, Avon, Connecticut 06001

Telephone No.:  860-507-1900

Emergency Medical Services Corporation

6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111

Telephone No.:  303-495-1200

Res-Care, Inc.

9901 Linn Station Road, Louisville, Kentucky 40223

Telephone No.:  502-394-2137

Diagnostic Imaging Holdings Inc.

5775 Wayzata Blvd., Suite 400, Minneapolis, Minnesota 55416

Telephone No.:  952-513-6814

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610

Telephone No:  949-282-5800

The Warranty Group, Inc.

175 West Jackson Blvd., Chicago, Illinois 60604

Telephone No.:  312-356-3000

Cypress Insurance Group, Inc.

800 East Cypress Creek Road, Suite 400, Jacksonville, Florida 33334

Telephone No.:  954-771-0300

Carestream Health Holdings, Inc. 150 Verona Street, Rochester, New York 14608 Telephone No.: 585-627-1800

Citizenship: United States

David J. Mansell	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years:  Managing Director of Onex Corporation (at Onex Corporation since 2002); Director of Husky Injection Molding Systems Ltd. (since 2007 to present); Director of Tube City IMS Corporation (since 2007 to present).

Husky Injection Molding Systems Ltd.

500 Queen Street South, Bolton, Ontario, Canada L7E 5S5

Telephone No.:  905-951-5000

Tube City IMS Corporation

12 Monongahela Avenue, Glassport, Pennsylvania 15045

Telephone No.:  412-678-1923

Citizenship: Canada

Seth M. Mersky	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years:  Managing Director of Onex Corporation (at Onex Corporation since 1997); Director of Allison Transmission Holdings, Inc. (since 2007 to present); Director of SITEL Worldwide Corporation (since 2000 to present); Hawker Beechcraft, Inc. (since 2010 to present); Director of Spirit AeroSystems Holdings, Inc. (2006 to 2008).

Allison Transmission Holdings, Inc.

4700 West 10th Street, Indianapolis, Indiana 46206

Telephone No: 317-242-5000

SITEL Worldwide Corporation

Two American Centre, 3102 West End Avenue, Suite 1000, Nashville, Tennessee

37203

Telephone No.: 615-301-7100

Hawker Beechcraft, Inc.

10511 East Central, Wichita, Kansas 67206

Telephone No.: 316-676-7195

Spirit AeroSystems Holdings, Inc.

3801 South Oliver, Wichita, Kansas 67210

Telephone No: 316-523-0655

Citizenship: United States

Anthony Munk	Present occupation(s): Managing Director of Onex Investment Corp.

Material positions held during the past five years:  Managing Director of Onex Investment Corp. (at Onex Investment Corp. since 1988); Chairman and Director of Husky Injection Molding Systems Ltd. (since 2007 to present); RSI Home Products, Inc. (since 2008 to present).

Husky Injection Molding Systems Ltd.

500 Queen Street South, Bolton, Ontario, Canada L7E 5S5

Telephone No.:  905-951-5000

RSI Home Products, Inc.

400 East Orangethorpe Avenue, Anaheim, California 92801

Telephone No.:  714-578-2503

Citizenship: Canada

Andrew J. Sheiner	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years: Managing Director of Onex Corporation (at Onex Corporation since 2000).

Citizenship: Canada

Nigel S. Wright	Present occupation(s): Managing Director of Onex Corporation

Material positions held during the past five years: Managing Director of Onex Corporation (at Onex Corporation since 2000); Director of Spirit AeroSystems, Inc. (since 2006 to present); Hawker Beechcraft, Inc. (2006 to 2010); Director of ResCare, Inc. (2004 to 2006)

Spirit AeroSystems, Inc.

3801 South Oliver, Wichita, Kansas 67210

Telephone No:  316-523-0655

Hawker Beechcraft, Inc.

10511 East Central, Wichita, Kansas 67206

Telephone No.:  316-676-7195

Res-Care, Inc. 9901 Linn Station Road, Louisville, Kentucky 40223 Telephone No.: 502-394-2137

Citizenship: Canada

SCHEDULE B

INFORMATION CONCERNING CERTAIN ONEX INVESTORS AND THEIR CONTROLLING PERSONS OR ENTITIES

The following tables set forth the name, jurisdiction of organization, business address, business telephone, ownership interest in Target and description of the business of the Onex Investors and of the general partners and other entities controlling the Onex Investors.

Onex Rescare Acquisition, LLC
Jurisdiction:	Delaware
Member:	Onex Partners Manager LP
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	Acquisition vehicle
Ownership:	—

Onex Partners LP
Jurisdiction:	Delaware
General Partner:	Onex Partners GP LP
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	Investment Fund
Ownership:	8,509,500(1)

Onex Partners III LP
Jurisdiction:	Delaware
General Partner:	Onex Partners III GP LP
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	Investment Fund
Ownership:	—

Onex Partners GP LP
Jurisdiction:	Delaware
General Partner:	Onex Partners GP Inc.
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	General Partner of Onex Partners LP
Ownership:	8,509,500(1)

Onex Partners Manager LP
Jurisdiction:	Delaware
General Partner:	Onex Partners Manager GP ULC
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	Manager of the Funds (as Agent of Onex Partners GP LP)
Ownership:	—

Onex Partners Manager GP ULC
Jurisdiction:	Nova Scotia, Canada
Shareholder:	Onex Partners Manager GP LLC
Principal Office:	161 Bay Street, P.O. Box 700, Toronto, Ontario M5J 2S1
Telephone No.:	416-362-7711
Purpose:	General Partner of Onex Partners Manager LP
Ownership:	—

Onex Partners GP Inc.
Jurisdiction:	Delaware
Shareholder:	Onex Corporation
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	General Partner of the various Funds
Ownership:	8,509,500(1)

Onex American Holdings II LLC
Jurisdiction:	Delaware
Shareholder:	Onex Corporation
Principal Office:	421 Leader Street, Marion, Ohio 43302
Telephone No.:	740-223-7662
Purpose:	Shareholder of Onex American Holdings GP LLC
Ownership:	8,509,500(1)

Onex US Principals LP
Jurisdiction:	Delaware
General Partner:	Onex American Holdings GP LLC
Principal Office:	421 Leader Street, Marion, Ohio 43302
Telephone No.:	740-223-7662
Purpose:	Holding company
Ownership:	8,509,500(1)

Onex American Holdings GP LLC
Jurisdiction:	Delaware
Shareholder:	Onex American Holdings II LLC
Principal Office:	421 Leader Street, Marion, Ohio 43302
Telephone No.:	740-223-7662
Purpose:	General Partner of Onex US Principals LP
Ownership:	8,509,500(1)

ResCare Executive Investco LLC
Jurisdiction:	Delaware
Shareholder:	Onex American Holdings II LLC
Principal Office:	421 Leader Street, Marion, Ohio 43302
Telephone No.:	740-223-7662
Purpose:	Holding company
Ownership:	8,509,500(1)

Onex Partners III GP LP
Jurisdiction:	Delaware
General Partner:	Onex Partners GP Inc.
Principal Office:	712 Fifth Avenue, 40th Floor, New York, NY 10019
Telephone No.:	212-582-2211
Purpose:	General Partner of Onex Partners III LP
Ownership:	—

Onex Capital Corporation
Jurisdiction:	Ontario
Shareholder:	ONCAP Holding Corporation
Principal Office:	161 Bay Street, P.O. Box 700, Toronto, Ontario M5J 2S1
Telephone No.:	416-362-7711
Purpose:	Holding company
Ownership:	8,509,500(1)

Onex Corporation
Jurisdiction:	Ontario
Shareholder:	Public
Principal Office:	161 Bay Street, P.O. Box 700, Toronto, Ontario M5J 2S1
Telephone No.:	416-362-7711
Purpose:	Holding company
Ownership:	8,509,500(1)

(1)          The 8,509,500 shares of Common Stock includes 4,809,500 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

SCHEDULE C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth (i) the current ownership of Shares by Purchaser, the Onex Investors and their respective directors and executive officers and (ii) the purchases of Shares by Purchaser, the Onex Investors, the Company, and their respective directors and executive officers during the past 60 days.

	Securities Ownership
Filing Person	Number(1)	Percent(2)	Securities Transactions for Past 60 Days
Onex Rescare Acquisition, LLC	—	—	None
Onex Partners Manager LP	—	—	None
Onex Partners Manager GP ULC	—	—	None
Onex Partners III LP	—	—	None
Onex Partners III GP LP	—	—	None
Onex Partners GP Inc.	8,509,500	24.9	None
Onex Partners LP	8,509,500	24.9	None
Onex Partners GP LP	8,509,500	24.9	None
Onex US Principals LP	8,509,500	24.9	None
Onex American Holdings GP LLC	8,509,500	24.9	None
Rescare Executive Investco LLC	8,509,500	24.9	None
Onex American Holdings II LLC	8,509,500	24.9	None
Onex Capital Corporation	8,509,500	24.9	None
Onex Corporation	8,509,500	24.9	None
Gerald W. Schwartz(3)	8,509,500	24.9	None
Officers and Directors of Onex Investors	—	—	None

(1)          The 8,509,500 shares of Common Stock includes 4,809,500 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

(2)          24.9% assumes (i) conversion of all of the shares of Series A Convertible Preferred Stock into Common Stock and (ii) 29,415,653 shares of Common Stock outstanding.

(3)          Gerald W. Schwartz expressly disclaims beneficial ownership of the shares of Res-Care, Inc. beneficially owned by Onex Partners LP, Onex Partners GP LP, Onex Partners GP Inc., Onex American Holdings II LLC, Onex US Principals LP, Onex American Holdings GP LLC, ResCare Executive Investco LLC and Onex Corporation.

C-1

SCHEDULE D

SUBTITLE 13 OF THE KBCA

As used in this subtitle:

(1)           “Corporation” means the issuer of the shares held by a dissenter, except that in the case of a Share Exchange where the issuing corporation is not the surviving corporation, then, after consummation of the Share Exchange, “corporation” shall mean the surviving corporation.

(2)           “Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3)           “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.  In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4)           “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)           “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)           “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)           “Shareholder” means the record shareholder or the beneficial shareholder.

271B.13-020 Right to dissent

(1)           A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a)           Consummation of a plan of Share Exchange to which the corporation is a party:

1.                                       If shareholder approval is required for the Share Exchange by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the Share Exchange; or

2.                                       If the corporation is a subsidiary that is merged with its Purchaser under KRS 271B.11-040;

(b)           Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)           Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(d)           Consummation of a plan of conversion of the corporation as provided for in KRS 275.376;

(e)           An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1.                                       Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2.                                       Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

3.                                       Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4.                                       Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

(f)            Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

(g)           Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)           A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030 Dissent by nominees and beneficial owners

(1)           A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights.  The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2)           A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)           He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)           He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

271B.13-200 Notice of dissenters’ rights

(1)           If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2)           If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

271B.13-210 Notice of intent to demand payment

(1)           If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)           Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)           Shall not vote his shares in favor of the proposed action.

(2)           A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220 Dissenters’ notice

(1)           If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2)           The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a)           State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)           Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)           Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)           Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e)           Be accompanied by a copy of this subtitle.

271B.13-230 Duty to demand payment

(1)           A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2)           The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3)           A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240 Share restrictions

(1)           The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2)           The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250 Payment

(1)           Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)           The payment shall be accompanied by:

(a)           The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b)           A statement of the corporation’s estimate of the fair value of the shares;

(c)           An explanation of how the interest was calculated; and

(d)           A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-260 Failure to take action

(1)           If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)           If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270 After-acquired shares

(1)           A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)           To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.  The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-280 Procedure if shareholder dissatisfied with payment or offer

(1)           A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation’s offer under KRS 271B.13-270and demand payment of the fair value of his shares and interest due, if:

(a)           The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b)           The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

(c)           The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2)           A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

271B.13-300 Court action

(1)           If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)           The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located.  If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)           The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)           The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive.  The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to it.  The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5)           Each dissenter made a party to the proceeding shall be entitled to judgment:

(a)           For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b)           For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310 Court costs and counsel fees

(1)           The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13- 280.

(2)           The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)           Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

(b)           Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3)           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.